UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Panacos Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PANACOS PHARMACEUTICALS, INC.

134 Coolidge Avenue

Watertown, Massachusetts 02472

Dear Stockholder:

We cordially invite you to attend the 2008 annual meeting of stockholders of Panacos Pharmaceuticals, Inc. The annual meeting will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY on June 19, 2008 at 10:00 a.m. local time for the following purposes:

1.	To elect two Class I directors to serve until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To approve a proposed amendment and restatement of the Amended and Restated 2005 Supplemental Equity Compensation Plan, including an increase of 3,000,000 shares in the number of shares reserved under the plan.

3.	To approve a proposed amendment and restatement of the Amended and Restated 1998 Employee Stock Purchase Plan, including an increase of 100,000 shares in the number of shares reserved under the plan.

4.	To approve a proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range of 1:3 to 1:10, such ratio to be determined by the Board of Directors.

5.	To approve a proposed amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of common stock.

6.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

7.	To consider any and all other matters that may properly come before the annual meeting or any adjournment thereof.

The proposals are discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully. Only stockholders who owned shares at the close of business on April 22, 2008, the record date set by our Board of Directors for the annual meeting, are entitled to attend and vote at the annual meeting or any adjournment of the annual meeting.

You are urged to attend the annual meeting in person, but, if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We encourage you to vote electronically if you have that option. You may revoke your proxy at any time before it is exercised, and your proxy will not be exercised if you attend the annual meeting and vote in person.

Sincerely,

Alan W. Dunton, M.D.

President and Chief Executive Officer

Watertown, Massachusetts

April 29, 2008

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY PROMPTLY.

PANACOS PHARMACEUTICALS, INC.

134 Coolidge Avenue

Watertown, Massachusetts 02472

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2008

TIME:	10:00 a.m. local time

DATE:	June 19, 2008

PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, New York 10017

PURPOSES:

1.	To elect two Class I directors to serve until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To approve a proposed amendment and restatement of the Amended and Restated 2005 Supplemental Equity Compensation Plan.

3.	To approve a proposed amendment and restatement of the Amended and Restated 1998 Employee Stock Purchase Plan.

4.	To approve a proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range of 1:3 to 1:10, such ratio to be determined by the Board of Directors.

5.	To approve a proposed amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of common stock.

6.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

7.	To consider any and all other matters that may properly come before the annual meeting or any adjournment thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Panacos Pharmaceuticals, Inc. common stock at the close of business on April 22, 2008. A list of stockholders of record will be available at the annual meeting and during the 10 days prior to the annual meeting at the office of the Secretary at the above listed address for Panacos Pharmaceuticals, Inc.

Watertown, Massachusetts

April 29, 2008

By Order of the Board of Directors

Jane Pritchett Henderson

Secretary

PANACOS PHARMACEUTICALS, INC.

134 COOLIDGE AVENUE

WATERTOWN, MASSACHUSETTS 02472

PROXY STATEMENT FOR THE PANACOS PHARMACEUTICALS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2008

GENERAL INFORMATION AND QUESTIONS AND ANSWERS

ABOUT THESE PROXY MATERIALS

AND THE ANNUAL MEETING

General Information

This proxy statement is being provided and the accompanying proxy is being solicited by our Board of Directors for use at the annual meeting of stockholders of Panacos Pharmaceuticals, Inc. to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY on June 19, 2008 at 10:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes set forth in this proxy statement. This proxy statement and notice of annual meeting of stockholders contains important information for you to consider when deciding how to vote on the matters before the annual meeting.

Our Board of Directors has set April 22, 2008 as the record date for the annual meeting. Stockholders who owned shares of common stock of Panacos Pharmaceuticals, Inc. at the close of business on that date are entitled to vote at and attend the annual meeting. Each share is entitled to one vote. There were 53,549,834 shares of common stock of Panacos Pharmaceuticals, Inc. outstanding as of the record date.

Voting materials, which include this proxy statement and the proxy card, will be mailed to stockholders on or about May 21, 2008. Our principal executive office is located at 134 Coolidge Avenue, Watertown, Massachusetts 02472, and our telephone number is (617) 926-1551.

Solicitation

We have retained The Altman Group to assist us in the solicitation of proxies, and we will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which the Board of Directors of Panacos Pharmaceuticals, Inc. would like you, as a stockholder, to vote at the annual meeting of the stockholders of the Company, which will take place on June 19, 2008. The proxy statement and the accompanying notice of annual meeting also summarizes the information you need to know to make an informed decision.

In this proxy statement, we refer to the current Panacos Pharmaceuticals, Inc. as the “Company,” “Panacos,” “we” or “us.” In March 2005, V.I. Technologies, Inc. merged with Panacos Pharmaceuticals, Inc., a private company founded in 1999. Following the merger, the combined company was known as V.I. Technologies, Inc. until the name was changed to Panacos Pharmaceuticals, Inc. in August 2005. References to the “former Panacos” below are to the private company.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock at the close of business on April 22, 2008, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 53,549,834 shares of the Company’s common stock outstanding on April 22, 2008. Information about the stockholdings of our directors, executive officers and significant stockholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” on pages 32-33 of this proxy statement.

What am I voting on?

We are asking stockholders to vote on the following matters:

•	To elect two Class I directors to serve until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified;

•

To approve a proposed amendment and restatement of the Amended and Restated 2005 Supplemental Equity Compensation Plan, including an increase of 3,000,000 shares in the number of shares reserved under the plan;

•	To approve a proposed amendment and restatement of the Amended and Restated 1998 Employee Stock Purchase Plan, including an increase of 100,000 shares in the number of shares reserved under the plan;

•

To approve a proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range of 1:3 to 1:10, such ratio to be determined by the Board of Directors;

•	To approve a proposed amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of common stock; and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Board of Directors has adopted resolutions recommending approval of each of these proposals. We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If on April 22, 2008 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a stockholder of record who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Stockholders of record may also submit their proxies through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions or by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions or by voting in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date, sign and mail the enclosed proxy card or vote electronically via the Internet or telephone to ensure that your vote is counted. You are encouraged to vote electronically if you have that option.

Beneficial Owner

If on April 22, 2008 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make an annual request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

What is the proxy card?

The proxy card enables you to appoint Dr. Alan M. Dunton, President and Chief Executive Officer of the Company, and Ms. Jane Pritchett Henderson, Executive Vice President and Chief Financial and Business Officer, Treasurer and Secretary of the Company, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Dr. Dunton and Ms. Henderson to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete and return your proxy card before the annual meeting date just in case your plans change. If a proposal comes up for vote at the annual meeting that is not on the proxy card, either Dr. Dunton or Ms. Henderson will vote your shares, under your proxy, according to his or her best judgment.

If your proxy card or instructions form so indicates, you may submit your proxy electronically via the Internet or telephone. You are encouraged to vote electronically, if you have that option.

How do I vote?

(1)	You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Dr. Dunton or Ms. Henderson if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	to approve the election of the Class I directors;

•	to approve a proposed amendment and restatement of the Amended and Restated 2005 Supplemental Equity Compensation Plan;

•	to approve a proposed amendment and restatement of the Amended and Restated 1998 Employee Stock Purchase Plan;

•

to approve a proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range of 1:3 to 1:10, such ratio to be determined by the Board of Directors;

•	to approve a proposed amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of common stock;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	according to the best judgment of Dr. Dunton or Ms. Henderson if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2)	You may vote by telephone.

Stockholders of record may submit their proxies by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions.

(3)	You may vote through the Internet.

Stockholders of record may submit their proxies through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions. You are encouraged to vote electronically.

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at Broadridge Financial Solutions’ voting website. Votes submitted via the Internet or by telephone must be received by 2:00 p.m. Eastern Standard Time, on June 18, 2008. Submitting your vote via the Internet or by telephone will not affect your right to vote in person, should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

(4)	You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your shares in street name, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore, the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards or vote electronically using all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending a written notice to the Secretary of the Company, Ms. Jane Pritchett Henderson, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the annual meeting;

•	in the case of a stockholder who may properly vote electronically via the Internet or by telephone, by submitting a later vote using those same methods; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the annual meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the rules of The NASDAQ Stock Market LLC to vote customers’ unvoted shares on some “routine” matters. The proposals to (a) elect two Class I directors, and (b) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

•	vote your shares on these routine matters, or

•	leave your shares unvoted.

If a brokerage firm cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or if it is entitled to vote your shares but leaves those shares unvoted, it is called a “broker non-vote.” Brokerage firms will not have the authority to vote customers’ unvoted shares on the proposed amendment and restatement of the Amended and Restated 2005 Supplemental Equity Compensation Plan, proposed amendment and restatement of the Amended and Restated 1998 Employee Stock Purchase Plan, proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split, and proposed amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of common stock.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must request a legal proxy from your stockbroker in order to vote at the annual meeting. We encourage you to provide instructions to your brokerage firm by giving your proxy to your broker. This ensures your shares will be voted at the annual meeting.

If your shares are held in your name and you do not sign and return your proxy card or vote electronically via the Internet or by telephone, your shares will not be voted unless you vote in person at the annual meeting.

How are votes counted?

You may vote “for” or “withheld” on approving the election of the Class I directors and you may vote “for,” “against,” or “abstain” on the other proposals.

How many stockholders are needed either in person or by proxy to hold the annual meeting?

To hold the annual meeting and conduct business, a majority of the Company’s outstanding stock entitled to vote as of April 22, 2008 must be present or represented by proxy at the annual meeting. This is called a quorum.

Shares are counted as present at the annual meeting if the stockholder either:

•	is present and votes in person at the annual meeting,

•	has properly voted electronically via the Internet or by telephone, or

•	has properly submitted a proxy card.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum exists.

How many votes are required to elect the Class I directors?

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the election. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast. Votes that are withheld will not be included in the vote tally for election of directors.

How many votes are required to approve the amendment and restatement of our Amended and Restated 2005 Supplemental Equity Compensation Plan?

A majority of the shares present or represented at the annual meeting, in person or by proxy, and entitled to vote. Abstentions will have the effect of a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have no effect on the results of this vote.

How many votes are required to approve the amendment and restatement of our Amended and Restated 1998 Employee Stock Purchase Plan?

A majority of the shares present or represented at the annual meeting, in person or by proxy, and entitled to vote. Abstentions will have the effect of a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have no effect on the results of this vote.

How many votes are required to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of shares of our common stock at a ratio within the range of 1:3 to 1:10?

A majority of the Company’s outstanding stock is required to approve this proposed amendment to our Restated Certificate of Incorporation. Abstentions and broker non-votes will be treated as votes against this proposal.

How many votes are required to approve an amendment to decrease the number of shares of common stock authorized under our Restated Certificate of Incorporation?

A majority of the Company’s outstanding common stock is required to approve this proposed amendment to our Restated Certificate of Incorporation. Abstentions and broker non-votes will be treated as votes against this proposal.

How many votes are required to ratify the appointment of the Company’s independent registered public accounting firm?

A majority of the shares present or represented at the annual meeting, in person or by proxy, and entitled to vote, excluding broker non-votes. Abstentions will have the effect of a vote against this matter and broker non-votes will have no effect on the results of this vote.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and will announce the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2008. We will file that report with the U.S. Securities and Exchange Commission, or SEC, and you can obtain a copy by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also obtain a copy on our website at www.panacos.com.

Who can help answer my questions?

You can call Ms. Jane Pritchett Henderson, Executive Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and Secretary, at (617) 926-1551, with any questions about proposals described in this proxy statement or how to execute your vote.

What does “Householding of Annual Disclosure Documents” mean?

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single copy of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Panacos’ annual disclosure documents in future years, or, conversely, if you share an address with another Panacos stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Panacos shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•

If a broker or other nominee holds your Panacos shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors for the year ending December 31, 2008 at seven. Under our Restated Certificate of Incorporation, our Board of Directors is divided into three classes. One class of directors is elected each year for a three-year term. The current term of our Class I directors will expire at the 2008 annual meeting of stockholders. On March 26, 2008, the Board of Directors nominated Mr. Irwin Lerner and Dr. Laurent Fischer for election as Class I directors at the annual meeting. Each is currently a Class I director and has consented to be named in this proxy statement and to serve if re-elected. If a nominee is unable to serve, which is not expected, the shares represented by the proxy will be voted for such other candidate as may be nominated by the Board of Directors.

Our Board has determined that the following members of the Board or nominees to the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market: Dr. Laurent Fischer, Mr. R. John Fletcher, Mr. Jeremy Hayward-Surry, Mr. Irwin Lerner, Mr. Joseph Limber, and Mr. Robert G. Savage. Whether or not Mr. Lerner and Dr. Fischer are elected by our stockholders at the annual meeting, as of the date of the annual meeting, Panacos will have a majority of independent directors on the Board.

Votes Required to Elect the Directors

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the election will be required to elect Mr. Lerner and Dr. Fischer. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast, and thus, will have no effect on the results of this vote. Votes that are withheld will not be included in the vote tally for election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE NAMED NOMINEES.

Biographical Information

Biographical and certain other information concerning our directors is set forth below:

Class I Director Nominees for Election to a Three-Year Term Expiring at the 2011 Annual Meeting of Stockholders

Irwin Lerner, age 77, has served as a director since September 1996. He is the former Chairman of the Board of Directors, Chairman of the Executive Committee, President and Chief Executive Officer of Hoffmann-La Roche Inc., having retired in September 1993 after being an employee of that company for over 31 years. Mr. Lerner is the Chairman of the Board of Directors of Medarex, Inc. and serves as a director on the boards of Covance Inc. and Nektar Therapeutics, Inc., all of which are public companies. He served for twelve years on the Board of the Pharmaceutical Manufacturers Association (now PhRMA), including chairing the Association’s FDA Issues Committee and the PMA Foundation. Mr. Lerner has also served on the boards of the National Committee for Quality Health Care, the Partnership for New Jersey and the Center for Advanced Biotechnology and Medicine of Rutgers University. He received his B.S. and MBA degrees from Rutgers University, where he is currently Distinguished Executive-in-Residence at the Rutgers Business School.

Laurent Fischer, M.D., age 44, has served as a director since October 2006. He has been President and CEO of Ocera Therapeutics, Inc., a privately held, clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and CEO of Auxeris Therapeutics, Inc. from 2000 to 2005 and President and COO of RXCentric.com, Inc. from 1999 to 2000. Both of these companies were privately held. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at DuPont Pharmaceuticals/DuPont-Merck from 1997-1999 where he launched the non-nucleoside reverse transcriptase inhibitor SUSTIVA for the treatment of HIV. From 1993 to 1997, Dr. Fischer served as Medical Director for the Virology Group at Hoffman-La Roche, Ltd. where he was involved in the launch of INVIRASE and developed FORTOVASE, protease inhibitors for the treatment of HIV. He received his M.D. from the University of Geneva, Switzerland. Dr. Fischer has served on the board of directors of the AIDS Healthcare Foundation, the world’s largest provider of AIDS care, since 2001.

Class II Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

Jeremy Hayward-Surry, age 65, has served as a director since December 1997, as lead director from March 2005 to June 2006 and as Chairman since June 2006. He was the President of Pall Corporation, a global company operating in the fields of filtration, separations and purification, from July 1994 through July 2003 and a member of its Board of Directors from April 1993 through November 2003. Mr. Hayward-Surry was also the Treasurer and Chief Financial Officer of Pall from August 1992 until December 1997 and Executive Vice President of Pall from 1992 to July 1994. Mr. Hayward-Surry is a Fellow of the Institute of Chartered Accountants in England and Wales.

R. John Fletcher, age 62, has served as a director since March 2005. Mr. Fletcher is a founder and Chief Executive Officer of Fletcher Spaght, Inc., a Boston management consulting firm specializing in strategic development for high technology and healthcare companies. He is also managing partner of Fletcher Spaght Ventures, a venture capital fund. Prior to founding his firm in 1983, Mr. Fletcher was a senior member of The Boston Consulting Group (“BCG”), where he managed engagements relating to corporate and business unit strategies. Before joining BCG, Mr. Fletcher taught international business at The Wharton School of the University of Pennsylvania. Earlier, Mr. Fletcher was a captain and jet pilot in the US Air Force. He holds an M.A. in finance from The Wharton School of the University of Pennsylvania, an MBA from Southern Illinois University, and a B.A. from George Washington University. Mr. Fletcher is a member of the board of directors of AutoImmune Inc., Spectranetics, Inc., and Axcelis Technologies, Inc., all of which are public companies.

Class III Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Alan W. Dunton, M.D., age 53, has served as our President and Chief Executive Officer since January 2007. In 2006, Dr. Dunton served as the non-executive chairman of the board of directors of ActivBiotics, Inc., a privately held biopharmaceutical company. Previously, he was the President and Chief Executive Officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2005, when it merged with ActivBiotics. In 2002, Dr. Dunton served as President, Chief Operating Officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. From 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was President and Managing Director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as Group Vice President of Global Clinical Research and Development of Janssen. Prior to joining Janssen, Dr. Dunton was Vice President of Global Clinical Research and Development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Prior to joining Johnson & Johnson, Dr. Dunton held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann-La Roche Inc. Dr. Dunton also presently serves as a member of the board of directors of the following public companies: Targacept, Inc. and MediciNova, Inc. He was previously a member of the board of directors of each of the following companies, all of which have been acquired: Vicuron Pharmaceuticals, Adams Respiratory Therapeutics, Inc. and VWR International. Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Joseph M. Limber, age 55, has served as a director since February 2001. Since December 2003, Mr. Limber has been President and Chief Executive Officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company committed to developing new ways to help physicians individualize patient care. From February 2003 to June 2003, Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the biopharmaceutical industry. Mr. Limber was a director at ACLARA BioSciences, Inc., a developer of assay technologies and lab-on-a-chip systems for life science research from 1998 to 2003. From 1998 to 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. From 1996 to 1998, Mr. Limber was the President and Chief Operating Officer of Praecis Pharmaceuticals, a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to this position, he served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. Mr. Limber also held management positions in marketing and sales with Syntex Corporation from 1987 to 1992 and with Ciba-Geigy Corporation from 1975 to 1987. Mr. Limber holds a B.A. from Duquesne University.

Robert G. Savage, age 54, has been a director since April 2007. Since May 2003, Mr. Savage has served as President of Strategic Imagery LLC, a consulting company focused on shaping creative solutions to complex issues. From February 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and

Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer, Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. Mr. Savage also serves as a director for Noven Pharmaceuticals, Lead Director for The Medicines Company and is Non-Executive Chairman of the Board of EpiCept Corporation. Mr. Savage received a B.S. in biology from Upsala College and an MBA from Rutgers University.

Board Committees and Meetings

Meeting Attendance. During the year ended December 31, 2007, our Board of Directors held fifteen meetings, and the various committees of the Board held a total of seventeen meetings. Mr. Hayward-Surry is our Chairman.

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During the period of each incumbent director’s service to the Company, each incumbent director attended at least 75% of the Board of Directors meetings and meetings of committees of the Board of Directors of which he was a member with the exception of Dr. Fischer who attended 67% of the Audit Committee meetings. Dr. Fischer joined the Audit Committee in June 2007 and attended two of the three remaining Audit Committee meetings in 2007. Members of the Board are encouraged to attend annual meetings of the stockholders. Four directors attended our 2007 annual meeting of stockholders held in June 2007.

Audit Committee. The Audit Committee of our Board of Directors is currently composed of Dr. Fischer, Mr. Hayward-Surry and Mr. Lerner, with Mr. Hayward-Surry serving as Chairman, and met six times in 2007. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Hayward-Surry is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. The Audit Committee operates under a written charter, adopted by our Board of Directors in 2000 and reviewed, revised and reaffirmed annually, most recently on March 26, 2008. For further information about our Audit Committee, see the “Audit Committee Report” contained herein.

Compensation Committee. The Compensation Committee of our Board of Directors is currently composed of Mr. Lerner, Mr. Limber and Mr. Savage, with Mr. Savage serving as Chairman, and met five times in 2007. Mr. Lerner, Mr. Limber and Mr. Savage qualify as independent under the definition adopted by the NASDAQ Stock Market. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. The Compensation Committee’s duties include the administration of our 1998 Director Plan, our 1998 Equity Incentive Plan, our 1999 Supplemental Plan, our Amended and Restated 1998 Employee Stock Purchase Plan and our Amended and Restated 2005 Supplemental Equity Compensation Plan. A description of our processes and procedures for the consideration and determination of executive and director compensation, and of our Compensation Committee’s use of Towers Perrin as a consultant on compensation matters, is included in our Compensation Discussion and Analysis, as set forth elsewhere in this proxy statement.

Nominating and Governance Committee. The Nominating and Governance Committee of our Board of Directors is currently composed of Dr. Fischer, Mr. Fletcher and Mr. Limber, with Mr. Fletcher serving as Chairman, and met five times in 2007. Dr. Fischer, Mr. Fletcher and Mr. Limber qualify as independent under the definition adopted by the NASDAQ Stock Market.

The Nominating and Governance Committee is responsible for: (i) identifying individuals qualified to become members of the Board, and recommending to the Board director nominees for election, (ii) evaluating the composition, organization and governance of the Board, (iii) the annual performance review of the Board, (iv) evaluating and making recommendations for Board committee assignments, (v) overseeing the process of succession planning for the executive officers of the Company, and (vi) the annual review and updating of the Company’s Code of Business Conduct and Ethics. The Nominating and Governance Committee may consider candidates recommended by stockholders, as well as from other sources, such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 annual meeting of stockholders using the procedures set forth in the Company’s Amended and Restated By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” section of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating and Governance Committee by mail c/o Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, MA 02472.

Copies of the Corporate Governance Guidelines and each of our written Committee Charters are publicly available on our website, www.panacos.com.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 926-1551. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, MA 02472. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings,

•	resumes and other forms of job inquiries,

•	surveys, and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2005 SUPPLEMENTAL EQUITY COMPENSATION PLAN

General

On March 26, 2008, our Board of Directors approved, subject to approval of our stockholders at the annual meeting, an amendment and restatement of our Amended and Restated 2005 Supplemental Equity Compensation Plan. The primary purposes of the amendment and restatement are to:

•	increase the number of shares of our common stock available for issuance under the Plan by an additional 3,000,000 shares; and

•	extend the expiration date of the Plan until March 26, 2018.

The other material features of the Plan as amended and restated generally remain the same as under the terms of the Plan previously approved by our stockholders.

If our stockholders approve our Plan as amended and restated, the authorized number of shares available for issuance under the Plan will be 13,369,594. The maximum number of shares that may be issued under the Plan, excluding shares already issued of 2,729,295, would be increased to 10,640,299. This number represents shares subject to outstanding awards as of March 31, 2008 of 7,556,739 shares, shares available for, but not yet subject to, an award as of March 31, 2008 of 83,560 shares, plus the additional 3,000,000 shares to be authorized by this amendment and restatement.

Based on our current business plans and estimates, we do not plan to seek additional share increases for our equity incentive plans other than those recommended in this proposal and proposal number 3 prior to our annual meeting of stockholders in 2010.

The Plan as amended and restated is being submitted for your approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the Plan as amended and restated is also required by the listing rules of the NASDAQ Stock Market. Our Board of Directors believes that the approval of our Plan as amended and restated is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants.

The following paragraphs provide a summary of the principal features of our Plan as amended and restated and its operation. The following summary is qualified in its entirety by reference to our Plan as amended and restated as set forth in Exhibit A.

Material Features of our Plan as amended and restated

The purpose of our Plan as amended and restated is to encourage ownership of our common stock by our employees, directors and certain consultants in order to retain and attract such people, to induce them to work for our benefit and to associate more closely the interests of such individuals with those of our stockholders.

The Plan as amended and restated provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards to employees, directors and consultants (approximately 50 people). Upon approval, an aggregate of 13,369,594 shares of common stock will be reserved for issuance under our Plan as amended and restated.

In accordance with the terms of our Plan as amended and restated, our Board of Directors has authorized our Compensation Committee to administer the Plan. The Compensation Committee may delegate part of its authority and powers under our Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of Panacos. In accordance with the provisions of the Plan, our Compensation Committee will determine the terms of awards, including:

•	the determination of which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the exercise price of each option, which may be no less than fair market value, and purchase price of each stock grant;

•	the schedule upon which options become exercisable and stock grants subject to forfeiture or repurchase; and

•	all other terms and conditions upon which each award may be granted in accordance with the Plan as amended and restated.

The maximum term of options granted under our Plan is generally 10 years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us, whether such termination is at our option or as a result of the death or disability of the participant. Generally, in the event of a participant’s termination for cause, all outstanding awards shall be forfeited. No participant may receive awards for more than 1,000,000 shares of common stock in any fiscal year. Our Plan as amended and restated does not provide for the repricing of awards.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan as amended and restated, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained.

If there is a change in our common stock through merger, recapitalization, stock split, stock dividend or other corporate structure, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such event.

Our Plan may be terminated or amended by our Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of the NASDAQ Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. Our Plan is scheduled to expire on April 24, 2016 unless the stockholders approve the change of the expiration date to March 26, 2018.

Federal Income Tax Considerations

The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under our Plan:

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Because future awards under the Plan will be granted at the sole discretion of the Compensation Committee, we cannot determine at this time either the persons who will receive awards under the Plan or the amount or type of any such awards.

On April 28, 2008, the closing market price per share of our common stock was $0.49, as reported by the NASDAQ Global Market.

The affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the meeting is required to approve the amendment and restatement of our Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2005 SUPPLEMENTAL EQUITY COMPENSATION PLAN.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

General

On March 26, 2008, our Board of Directors approved, subject to approval of our stockholders at the annual meeting, an amendment and restatement of our Amended and Restated 1998 Employee Stock Purchase Plan to increase the number of shares of our common stock which may be sold to eligible employees of the Company under the ESPP by an additional 100,000 shares from 65,000 to 165,000 shares and to extend the expiration date of the ESPP until March 26, 2018. The Board of Directors approved the amendment and restatement of the ESPP because it believes that it is desirable to continue to offer employees an inducement to acquire an ownership interest in the Company through participation in an employee stock purchase plan designed to operate in compliance with Section 423 of the Code. As of April 1, 2008, there were no employees eligible to participate in the ESPP because there were no shares available for issuance under the ESPP.

The other material features of the ESPP remain the same as under the terms of the ESPP previously approved by our stockholders.

As of March 31, 2008, all of the 65,000 shares reserved for issuance have been purchased by employees of the Company since the adoption of the ESPP by our Board of Directors and stockholders in 1998.

Set forth below is a general description of the terms of the ESPP, which is qualified in its entirety by reference to the ESPP, a copy of which is attached to this Proxy Statement as Exhibit B.

Material Features of our ESPP

All employees that have been employed on a regular full-time basis for at least one month and that work 20 hours or more per week, for more than five months per calendar year are eligible to participate in the ESPP. However, any employee who would own more than 5% of the voting power of the Company’s stock immediately after a grant under the ESPP is not eligible to participate and no participant may purchase more than $25,000 of our common stock, based on the undiscounted value of our common stock at the beginning of each offering period, in any one calendar year.

The ESPP is implemented by a series of quarterly offering periods, with a new offering period commencing on January 1, April 1, July 1 and October 1 of each year. Shares are purchased at the end of each offering period at successive quarterly intervals on the last day of March, June, September and December, respectively each year. At the beginning of each new offering period, each participant is granted an option that entitles him or her to purchase, at the applicable option price, the number of whole and fractional shares of our common stock equal to the amount elected by the participant between 1% and 5% of the participant’s compensation, not to exceed $5,000, divided by the fair market value per share of our common stock as of the commencement of the applicable offering period. The option price is equal to 85% percent of the lesser of the fair market value per share of our common stock as of the applicable commencement of the offering period or the end of each offering period. Shares are purchased with funds from the participant’s payroll deduction account.

Each option, unless sooner expired under the ESPP, becomes exercisable on the offering date and is exercisable during the applicable offering period. Each option not exercised during its offering period expires at the termination of the offering period.

A participant may at any time cease participation in the ESPP. A participant may at any time during the calendar year (but not more than four times) decrease his or her payroll deductions.

The Board of Directors, without further action on the part of the stockholders of the Company, may at any time and from time to time alter, amend, or suspend the ESPP or any option granted thereunder, or may at any time terminate the ESPP; except that the Board of Directors shall not: (i) change the total number of shares of our common stock available for grant under the ESPP; (ii) extend the duration of the ESPP; (iii) increase the maximum term of options; or (iv) effect a change inconsistent with Code Section 423. Any action taken by the Board must not materially and adversely affect any outstanding option without the consent of the holder thereof.

The 1998 Employee Stock Purchase Plan is scheduled to terminate on April 24, 2016 unless the stockholders approve a change of the expiration date to March 26, 2018.

Certain Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. In general, a participant in an offering under the ESPP will not recognize income subject to Federal income tax at the commencement of an offering period or at the time shares are purchased. Instead, if a participant sells common stock acquired under the ESPP for an amount that exceeds the purchase price, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the purchase price, partially as ordinary income and partially as capital gain, depending upon the date of the sale. If the participant sells the common stock more than one year after acquiring it and more than two years after the applicable offering date, and the sale price of the common stock is higher than the purchase price, then the participant will recognize ordinary income in an amount equal to the lesser of: (i) the designated percentage discount of the common stock on the applicable purchase date; and (ii) the excess of the sale price of the common stock over the purchase price. The balance of the proceeds will be treated as long-term capital gain. If the sale price of the common stock is less than the purchase price, then the participant will recognize long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the common stock.

If the participant sells the common stock within one year after acquiring it or within two years after the participant’s entry date into an offering period, referred to as a disqualifying disposition, then the participant will recognize as ordinary income an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the purchase price plus either (i) capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or (ii) capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be a long-term capital gain or loss if the participant held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant held the common stock for a shorter period.

As of December 31, 2007, a total of 11 employees of the Company were participating in the ESPP. Following December 31, 2007, all 65,000 shares reserved under the ESPP have been issued, and the ESPP is not being offered unless and until this proposal is approved.

Existing Plan Benefits

The table below shows, as to each of our named executive officers and the various indicated groups, the following information with respect to transactions under the ESPP effected during the period from January 1, 2007 through December 31, 2007: (i) the number of shares of common stock purchased under the ESPP during that period and (ii) the weighted average purchase price paid per share of common stock in connection with such purchases.

Name	Number of Shares	Weighted Average Purchase Price ($)
Alan W. Dunton, M.D.	—	$—
Graham P. Allaway, Ph.D.	—	$—
Scott McCallister, M.D.	—	$—
Frederick Schmid, DVM, MBA	—	$—
Robert B. Pelletier, CPA, MBA	2,893	$2.71
Peyton J. Marshall, Ph.D. (1)	—	$—
Current executives as a group	2,893	$2.71
Current directors who are not executive officers	—	$—
Non-executive employees as a group	24,010	$2.12

(1)	Dr. Marshall resigned from his position with Panacos as Executive Vice President and Chief Financial Officer in September 2007.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because purchases are based upon elections made by the participants. Future purchase prices are not determinable because they are based upon the fair market value of our common stock.

On April 28, 2008, the closing market price per share of our common stock was $0.49, as reported by the NASDAQ Global Market.

The affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the annual meeting is required to approve the amendment and restatement of our ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4

REVERSE STOCK SPLIT

General

At our annual meeting, holders of our common stock will be asked to approve the proposal that Article Fourth of our Restated Certificate of Incorporation be amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between three (3) and ten (10), such number consisting of only whole shares, into one (1) share of common stock). The full text of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Exhibit C. If approved by the stockholders, the reverse stock split would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the continued listing requirements of the NASDAQ Global Market. Even if the stockholders approve the reverse stock split, Panacos reserves the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of Panacos and its stockholders to effect the reverse stock split.

The form of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. A proposal to amend our Restated Certificate of Incorporation to reduce the number of our authorized shares of common stock is set forth at Proposal 5.

Purpose

On March 26, 2008, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the Board of Directors believes effecting the reverse stock split may be an effective means of avoiding a delisting of our common stock from the NASDAQ Global Market; and

•	the Board of Directors believes a higher stock price may help generate investor interest in the Company and help attract and retain employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our common stock, the Board of Directors believes this increase will increase trading volume in our common stock, facilitate future financings and enhance our ability to attract and retain employees and other service providers.

NASDAQ Requirements for Continued Listing on the NASDAQ Global Market

Our common stock is quoted on the NASDAQ Global Market under the symbol “PANC.” On January 30, 2008, we reported that we had received a notice from the NASDAQ Global Market advising that the bid price of our common stock had closed below $1.00 per share for the previous 30 consecutive trading days and that, in accordance with NASDAQ rules, the Company would be provided 180 calendar days to regain compliance with the minimum bid price requirement under the rules for continued listing. The Company has until July 28, 2008 to regain compliance with the minimum bid price requirement. Compliance will be regained if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, which period may be extended to generally no more than 20 consecutive trading days at NASDAQ’s discretion. However, we cannot assure you that we will be able to achieve compliance with this requirement.

The Board of Directors believes that maintaining listing on the NASDAQ Global Market may provide a broader market for our common stock and facilitate the use of common stock in financing and other transactions. The Board of Directors unanimously approved the reverse stock split partly as a means of increasing the share price of our common stock to above $1.00 per share.

One of the effects of the reverse stock split will be to effectively increase the proportion of authorized but unissued shares to issued shares. This could result in our management being able to issue more shares without further stockholder approval. For example, if we effect the reverse stock split using the 1:3 ratio, our authorized but unissued shares would be 132,150,056 compared to shares issued of 17,849,944. If we effect the reverse stock split using the 1:10 ratio, our authorized but unissued shares would be 144,645,017 compared to shares issued of 5,354,983.

Potential Increased Investor Interest

On April 28, 2008, our common stock closed at $0.49 per share. In approving the proposal authorizing the reverse stock split, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on the NASDAQ Global Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of our restated certificate of incorporation relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split, shall be automatically changed and reclassified, as of the effective date of the split and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the effective date of the split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s Board of Directors).”

*	By approving this amendment stockholders will approve the combination of any whole number of shares of common stock between and including three (3) and ten (10) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

The reverse stock split will be effected simultaneously for all common stock and the exchange ratio will be the same for all shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by the Company’s stockholders, and if the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented. The Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without resoliciting stockholder approval. The reverse stock split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-third (1/3) and one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the reverse stock split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenter’s Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a “capital asset,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split, including any fraction of a post-split share deemed to have been received, will be the same as the stockholder’s aggregate tax basis in the pre-split shares that are exchanged. In general, stockholders who receive cash upon redemption of their fractional share interests in the post-split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

The Company’s view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock entitled to vote on this proposal will be required for approval of the certificate of amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN THREE (3) AND TEN (10), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK).

PROPOSAL 5

AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE FROM 150,000,000 SHARES TO 60,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

The Board of Directors has determined that it is advisable to decrease our authorized common stock from 150,000,000 shares to 60,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Restated Certificate of Incorporation effecting the proposed decrease. The full text of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Exhibit C.

As of April 28, 2008, prior to the reverse stock split contemplated by Proposal 4, 53,549,834 shares of our common stock were issued and outstanding (excluding treasury shares) and 9,149,655 shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. The number of authorized and unreserved shares available for future issuance is 87,106,391 shares. A total of 194,120 shares of common stock are available for future issuance under out option plans in aggregate.

We are asking stockholders to approve an amendment to our Restated Certificate of Incorporation to decrease the number of authorized shares from 150,000,000 shares to 60,000,000 shares, subject to the approval of the reverse stock split contemplated by Proposal 4. Our Board of Directors believes that this decrease is advisable because a reduction in the number of our authorized shares of common stock will result in significantly lower franchise tax due to the State of Delaware, which is the state in which we are incorporated. The State of Delaware imposes a franchise tax on corporations that are incorporated under the laws of that state, and the franchise tax is calculated using a corporation’s authorized shares of common stock as part of the calculation. The amount of this tax will be decreased if we reduce the number of our authorized shares of common stock. We believe that having 60,000,000 authorized shares will give us sufficient flexibility for corporate purposes for the foreseeable future. This proposal will be implemented only if the reverse stock split contemplated by Proposal 4 is approved by the stockholders and effected by the Board of Directors.

The affirmative vote of a majority of the common stock outstanding and entitled to vote at the annual meeting is required to approve the amendment to our Restated Certificate of Incorporation to effect the proposed decrease in the number of our authorized shares of common stock. Proxies solicited by the Board will be voted in favor of the amendment to our Restated Certificate of Incorporation unless a stockholder does not vote or indicates otherwise on the proxy. Abstentions and broker non-votes will be treated as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE FROM 150,000,000 SHARES TO 60,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO

BE ISSUED.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2008. Our Board of Directors recommends that our stockholders vote for ratification of such appointment. A representative of KPMG LLP will be present at the meeting and will be available to respond to appropriate stockholders’ questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

The submission of this matter to our stockholders at the annual meeting is not required by law or by our Amended and Restated By-laws. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the shares present or represented and entitled to vote at the meeting, the Audit Committee intends to reconsider its appointment of KPMG LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of April 1, 2008: (i) by each person (or group of affiliated persons) who we know to own beneficially more than five percent of our outstanding shares of common stock; (ii) by the individuals named in the Summary Compensation Table on page 48 hereof; (iii) by each of our directors and director nominees; and (iv) by all of our current directors and executive officers as a group. As of April 1, 2008, we had 53,549,834 shares of common stock outstanding. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner*	Beneficially Owned Shares Number(1)	Percent of Class
William Harris Investors, Inc.(2)	5,257,700	9.8%
191 North Wacker Drive, Suite 1500 Chicago, IL 60606

T. Rowe Price Associates, Inc.(3)	3,401,640	6.4%
100 E. Pratt Street Baltimore, MD 21202

OZ Management LLC(4)	3,235,477	6.0%
9 West 57th Street, 39th Floor New York, NY 10019

Named Executive Officer and Directors
Alan W. Dunton, M.D.(5)	382,940	**	%
Graham P. Allaway, Ph.D.(6)	1,179,708	2.2%
Jane Pritchett Henderson (7)	108,332	**	%
Scott McCallister, M.D(8)	221,742	**	%
Robert B. Pelletier, CPA, MBA(9)	84,439	**	%
Frederick Schmid, DVM, MBA(10)	304,990	**	%
Laurent Fischer, M.D.(11)	28,122	**	%
R. John Fletcher(12)	304,287	**	%
Jeremy Hayward-Surry(13)	107,415	**	%
Irwin Lerner(14)	61,780	**	%
Joseph M. Limber(15)	58,902	**	%
Robert G. Savage(16)	32,914	**	%
Peyton J. Marshall, Ph.D.(17)	522,752	1.0%
All current directors and executive officers as a group (12 persons)(18)	3,715,863	6.9%

*	Address provided for beneficial owners of 5% or more of the outstanding common stock only.

**	Indicates less than one percent.

(1)	Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of our common stock subject to options or warrants currently exercisable or which become exercisable within 60 days of April 1, 2008 are deemed to be beneficially owned by the person holding such options or warrants and outstanding and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	This information is based solely on a Schedule 13G filed by William Harris Investors, Inc. with the Securities and Exchange Commission on February 13, 2008.

(3)	This information is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 12, 2008.

(4)	This information is based solely on a Schedule 13G filed by OZ Management, LLC with the Securities and Exchange Commission on February 14, 2008.

(5)	Consists of 40,865 shares of common stock, 100,000 shares of restricted common stock and 242,075 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(6)	Consists of 311,729 shares of common stock, 50,000 shares of restricted common stock and 817,979 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(7)	Consists of 75,000 shares of restricted common stock and 33,332 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(8)	Consists of 18,000 shares of common stock, 50,000 shares of restricted common stock and 153,742 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(9)	Consists of 4,235 shares of common stock, 25,000 shares of restricted common stock and 55,204 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(10)	Consists of 20,000 shares of common stock, 50,000 shares of restricted common stock and 234,990 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(11)	Consists of 28,122 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(12)	Consists of 225,000 shares of common stock issuable upon the exercise of outstanding warrants held by Fletcher Spaght Ventures, LP and 22,500 shares of common stock issuable upon the exercise of outstanding warrants and 56,787 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008 held by Fletcher Spaght Venture Partners LLC. Mr. Fletcher is the Chief Executive Officer of Fletcher Spaght, Inc. Mr. Fletcher disclaims beneficial ownership of shares held by any of these entities, except to the extent of his pecuniary interest therein.

(13)	Consists of 18,480 shares of common stock and 88,935 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(14)	Consists of 3,258 shares of common stock and 58,522 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008

(15)	Consists of 980 shares of common stock and 57,922 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(16)	Consists of 10,000 shares of common stock held by Mr. Savage directly, 2,400 shares of common stock held in trust accounts for his dependents, and 20,514 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008.

(17)	Consists of 35,000 shares of common stock and 487,572 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008. Dr. Marshall resigned from his position with Panacos as Executive Vice President and Chief Financial Officer in September 2007, and the table reflects the amounts of common stock held by Dr. Marshall at the time of his resignation. All outstanding stock options expire if not exercised in September 2008.

(18)	Consists of 486,477 shares of common stock, 490,000 shares of restricted common stock, 2,491,886 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2008, and warrants exercisable for 247,500 shares of common stock.

ADDITIONAL INFORMATION

Executive Officers and Senior Management

Officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. The following section describes members of our management who are not also directors, whose biographies appear above under “Proposal 1—Election of Directors.”

Graham P. Allaway, Ph.D., age 52, has served as our Chief Operating Officer since May 3, 2005. Prior to the merger between V.I. Technologies and the former Panacos in March 2005, Dr. Allaway was Chief Operating Officer of the former Panacos. He was founding Chief Executive Officer and President of the former Panacos on its formation in 1999 until 2003. Prior to founding the former Panacos, Dr. Allaway was Senior Vice-President for Drug Discovery at Boston Biomedica Inc., which he joined in 1998. Prior to this, Dr. Allaway was Chief Executive Officer of Manchester Biotech (United Kingdom) from 1997 to 1998. From 1990 to 1997, Dr. Allaway held various positions at Progenics Pharmaceuticals, Inc. in Tarrytown, New York. Dr. Allaway received his M.A. in Zoology from the University of Oxford and his Ph.D. in Virology from the University of London. He then held research fellowships at Memorial University in Newfoundland, Canada and at the National Institutes of Health in Bethesda, Maryland before entering industry.

Jane Pritchett Henderson, age 42, has served as Panacos’ Executive Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and Secretary since January 2008. Before joining Panacos, Ms. Henderson was at HSBC Securities (USA), where she served as Managing Director—Head of Biopharmaceuticals. From February 2001 to February 2005, Ms. Henderson was a Managing Director at CIBC World Markets. From July 1999 to February 2001, Ms. Henderson was a Senior Vice President at Lehman Brothers. Prior to July 1999, Ms. Henderson held senior investment banking positions at Citigroup (formerly Salomon Smith Barney, Salomon Brothers), SG Warburg (now UBS), and Lehman Brothers. Ms. Henderson holds a B.S. in Psychology from Duke University.

Tom Lategan, D.Phil., age 49, has served as our Vice President of Regulatory Affairs since February 2007. Before joining Panacos, Dr. Lategan was Vice President, Regulatory Affairs for Actelion Pharmaceuticals US Inc. In this role, he was responsible for the regulatory strategy for Actelion’s development products and projects. While at Actelion, Dr. Lategan compiled and submitted the successful New Drug Application (NDA) for TRACLEER in the U.S. and Canada, and managed subsequent interaction with the FDA, including panel review, package insert negotiation, and promotional material review. Also at Actelion, he drove the approval of ZAVESCA in the U.S. after an unsuccessful application by a previous sponsor. Prior to Actelion, Dr. Lategan was Vice President, Regulatory Affairs at The Medicines Company, where he was responsible for the NDA and other regulatory submissions for ANGIOMAX in the U.S., E.U., and Canada. Earlier in his career, Dr. Lategan held positions of increasing responsibility in regulatory and clinical product information at Hoffmann-La Roche. Dr. Lategan received his education in the United Kingdom. His doctorate in Pharmacology is from the University of Oxford and his Bachelor’s degree is from the University of Aberdeen.

David E. Martin, Pharm.D., MBA, age 41, has served as our Senior Vice President, Drug Development since the merger between V.I. Technologies and the former Panacos in March 2005. Prior to the merger, Dr. Martin was the Senior Vice President, Drug Development of the former Panacos since 2001. Prior to joining the former Panacos, Dr. Martin held the positions of Director, Clinical Pharmacology and Associate Director, Clinical Pharmacology at Bristol-Myers Squibb (formerly DuPont Pharmaceuticals), which he joined in 1999. Prior to this, Dr. Martin was Assistant Director, Virology Clinical Development at PharmaResearch Corporation from 1997 to 1999. From 1994 to 1997, Dr. Martin held various positions at SmithKline Beecham Pharmaceuticals. Dr. Martin received his Doctor of Pharmacy from the University of Southern California, then completed his Residency at USC School of Pharmacy and a Fellowship at The University of North Carolina at Chapel Hill and Glaxo, Inc. Dr. Martin received his Masters of Business Administration in Pharmaceutical Marketing from St. Joseph’s University.

Scott McCallister, M.D., age 46, has served as our Chief Medical Officer since October 2006. Before joining Panacos, Dr. McCallister was Director of Virology, Global Medical Affairs at Bristol-Myers Squibb from 2005 to 2006, responsible for REYATAZ Phase IV global medical strategy along with review and approval of all HIV-related study protocols. Prior to this, Dr. McCallister was with Boehringer Ingelheim Pharmaceuticals (BI), an international medical leader for development of the HIV protease inhibitor APTIVUS, from 2000 to 2005. In this role at BI, he conducted nearly 30 Phase I-III clinical trials, served as lead medical author for the APTIVUS NDA and MAA, and was the primary spokesperson at the FDA Antiviral Drug Advisory Committee hearing (approved in U.S. and E.U., 2005). Prior to joining industry, Dr. McCallister was boarded in Infectious Diseases and Internal Medicine, served as an Assistant Clinical Professor at Rush Medical College and was Medical Director of the Howard Brown Health Center in Chicago (a low-cost clinic for indigent patients). He received his Bachelor’s degree from UCLA and his medical degree from St. George’s University.

Robert B. Pelletier, CPA, MBA, age 55, has served as our Vice President, Finance since August 2006, and as our Principal Accounting Officer since September 2007. Mr. Pelletier also served as our Acting Principal Accounting Officer from August 2006 until January 2007. From March 2003 to August 2006, Mr. Pelletier was at EPIX Pharmaceuticals, where most recently he served as Executive Director, Finance and Principal Accounting Officer. From July 2000 to March 2003, Mr. Pelletier was Senior Director of Finance at The Medicines Company. Prior to July 2000, Mr. Pelletier spent over nine years as Controller and subsequently Vice President of Finance at AverStar Inc., a software company that provided engineering and software services, products/tools and integrated system solutions to government and commercial customers, and 11 years at Textron, Inc. in various accounting and finance roles. Mr. Pelletier holds a B.S. in Accounting from the University of Rhode Island, an MBA from Bentley College and is a Certified Public Accountant.

John D. Richards, D.Phil., age 51, has served as Panacos’ Vice President, Manufacturing Operations since February 2006. Prior to joining Panacos, Dr. Richards was a Vice President at The Medicines Company, with responsibility for product manufacturing and quality. Since 1997, he was a key member of The Medicines Company’s management team that developed and launched ANGIOMAX in the U.S. and oversaw the release and distribution of the drug in 35 countries internationally. From 1993 until he joined The Medicines Company in October 1997, Dr. Richards was Director of Process Development and Manufacturing at Immulogic Pharmaceutical Corporation. From 1989 to 1993, Dr. Richards was a Technical Manager at Zeneca PLC, a pharmaceutical company, where he developed and implemented processes for the manufacture of pharmaceutical active intermediates. In 1986, Dr. Richards helped establish Cambridge Research Biochemicals, a manufacturer of products for pharmaceutical and academic customers. Dr. Richards holds an M.A. and a D.Phil. in organic chemistry from the University of Oxford, United Kingdom, and has carried out post-doctoral research work at the Medical Research Council’s Laboratory of Molecular Biology in Cambridge, United Kingdom.

Frederick Schmid, DVM, MBA, age 51, has served as our Senior Vice President, Commercial Operations and Business Development, since May 2006. Dr. Schmid has held leadership positions in HIV sales and marketing since 1997, most recently as Vice President, Sales and Marketing for Virology/HIV at Roche Laboratories. In this role, he was responsible for all aspects of Roche’s U.S. HIV franchise, leading a team of 135 sales and marketing personnel. Prior to this role, Dr. Schmid was Executive Director of HIV Marketing at GlaxoSmithKline, with responsibility for business planning, business development, and all aspects of product marketing and reimbursement. Dr. Schmid joined Glaxo in 1991 and held roles in sales and sales management, marketing, and global commercial strategy, primarily in the HIV and oncology areas. Dr. Schmid holds a DVM from Iowa State University College of Veterinary Medicine and an MBA from The University of North Carolina at Chapel Hill.

There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary goals of our executive compensation program are to attract, retain and motivate the best possible executive talent. Our executive compensation program is designed to be linked closely to corporate performance and stockholder interests. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company’s success in meeting specified performance goals. In addition, through the use of stock options, we seek to link part of each executive’s compensation to the performance of the Company’s stock. The objectives of this approach are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals of the Company’s business strategy, to align executive and stockholder interests through equity-based plans and to provide a compensation package that is competitive with companies that we believe to be our peers and that recognizes individual contributions, as well as overall business results.

Our Compensation Committee develops, reviews and approves, compensation plans for our executive officers, in discussion with management, by utilizing publicly available compensation data and subscription-based compensation survey data, such as the Radford Biotechnology Survey, for national and regional companies in the biopharmaceutical industry. For 2008 compensation, our Compensation Committee retained Towers Perrin as a consultant to review and assess our compensation structure and philosophy for directors and executive officers. We believe that the practices of this group of companies provide us with appropriate benchmarks because these companies have a similar therapeutic focus, have similar organizational structures, are at a similar stage of development, have similar operational and financial goals, have comparable market capitalization and tend to compete with us for executives and other employees. As an integral part of the process of benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that we believe to be more directly comparable to us in terms of activities, size, stage of development and market capitalization.

As part of our February 2008 assessment of executive officer and director compensation, some of the companies whose compensation data we reviewed included the following:

Acadia Pharmaceuticals Inc.	Kosan Biosciences, Inc.
Anadys Pharmaceuticals, Inc.	Memory Pharmaceuticals Corporation
ARIAD Pharmaceuticals, Inc.	Metabasis Therapeutics, Inc.
CombinatoRx, Inc.	Rigel Pharmaceuticals, Inc.
Cytokinetics, Inc.	Sunesis Pharmaceuticals, Inc.
Idenix Pharmaceuticals Inc.	Targacept Inc.
Infinity Pharmaceuticals, Inc.	ViroPharma Inc.

Our Compensation Committee is currently composed of three independent, disinterested directors who are not employees of the Company. Our Compensation Committee reviews and approves the framework for all compensation and benefit programs of the Company and also reviews and determines the actual compensation of the Company’s directors and executive officers, as well as all equity compensation grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees. The Compensation Committee has participated with management in the development of and subsequently approved of a pay-for performance compensation philosophy and framework, which is intended to bring base salaries, bonuses and equity-based compensation in line with those of similar companies. Our Compensation Committee periodically engages experienced compensation consultants to help analyze the compensation data of comparable companies and to compare our compensation practices with those of comparable companies. For 2008 compensation, our Compensation Committee retained Towers Perrin as a consultant to review and assess our compensation structure and philosophy for directors and executive officers. They assisted in the development of the appropriate group of comparable companies and analyzing compensation in line with the parameters designated by the Compensation Committee. We work within the framework described above to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s specific background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data we review;

•	the demand for and supply of individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

Our Compensation Committee has also implemented an annual compensation and performance incentive framework, under which annual performance goals are determined and set forth in writing for the Company as a whole and for each individual employee. Annual Company goals are proposed by management and approved by the Board of Directors in the first quarter of each calendar year. These Company goals target the achievement of specific research, clinical, operational, financial and strategic milestones, such as, for 2007, continuing the bevirimat Phase 2b dose escalation study and identifying the bevirimat dosage form for extended dosing studies. Individual goals are proposed for each employee and approved by his or her direct supervisor. The Chief Executive Officer approves the goals proposed by other executive officers. The Chief Executive Officer’s individual goals are approved by the Compensation Committee, and are typically the same as the overall goals set for the Company.

Annual salary increases, annual bonuses and annual stock option and non-vested (“restricted”) stock awards are tied to the achievement of the Company’s goals, to the achievement of individual goals and competitive market conditions. In determining individual compensation for senior employees, a greater weight is placed on achievement of Company goals. In the fourth quarter of each calendar year, the Board determines the Company’s performance in achieving Company goals. Achievement of individual goals is determined for each employee by means of a performance evaluation process by his or her direct supervisor in the fourth quarter of each year. Each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation of the employee based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others in the Company. This process leads to an overall performance review rating for each individual employee, which is included in the determination of individual salary increases, annual bonuses and annual stock option and restricted stock awards.

The Compensation Committee designs and approves the annual compensation framework and makes specific compensation recommendations to the Board of Directors for the Chief Executive Officer, executive officers and senior management. The Board of Directors then approves individual salary increases, bonus awards and stock option and restricted stock awards for the Chief Executive Officer, executive officers and senior management. The Board of Directors also approves the broader framework for salary increases, bonus awards and stock option awards for other employees. Salary increases and bonuses are generally approved near to year end and annual option grants and restricted stock awards are made at or closely following the first regularly scheduled meeting of the Board of Directors in the new year.

From time to time, an employee’s compensation package may be reconsidered in light of employee promotions, changes in responsibility or the need to retain the employee. Any consequent adjustments in the salary, bonus targets, separation arrangements and option and restricted stock awards for executive officers and members of senior management are made by the Compensation Committee. Any consequent changes to option grants or new option or restricted stock awards for existing employees are made by the Compensation Committee. The Compensation Committee and the Board of Directors also approve all compensation matters related to the Chief Executive Officer.

Compensation Components

The key elements of the Company’s executive compensation consist of base salary, annual incentive bonuses, and stock option and restricted stock awards.

Base Salary

Base salaries for new executive officers are initially determined by the nature of the responsibilities of the position held, the experience of the individual and competitive market conditions. In making initial and subsequent determinations regarding base salaries, we consider the individual’s experience and performance as well as generally available information regarding salaries prevailing in the biotechnology industry for comparable companies. Base salaries are reviewed on an annual basis, and executive officers are eligible to receive merit-based salary increases to keep salaries in line with those at comparable companies. Following review in February 2008, our Compensation Committee determined that Dr. Dunton’s base salary and the base salaries of our other executive officers, with the exception of Dr. McCallister, were commensurate with the base compensation paid to similarly situated officers in comparable companies. Based on this review, Dr. McCallister’s base salary was increased to reflect market levels for other Chief Medical Officer positions in comparable companies in the biotechnology industry.

In February 2008, our Compensation Committee reviewed salary levels in light of the general compensation philosophy and the 2007 corporate developments described above, and determined merit-based salary increases to our executive officers, effective January 1, 2008, as follows:

Executive Officer	Final 2007 Salary	2008 Salary
Alan W. Dunton, M.D.	$400,000	$412,000
Graham P. Allaway, Ph.D.	$288,750	$297,413
Scott McCallister, M.D.	$256,816	$282,498	(1)
Frederick Schmid, DVM, MBA	$266,552	$277,214
Robert B. Pelletier, CPA, MBA	$233,420	$242,757

(1)	Based on a review by Towers Perrin, the Company’s compensation consultants, Dr. McCallister’s base salary was increased to reflect market levels for other Chief Medical Officer positions in comparable companies in the biotechnology industry.

Annual Incentive Bonus

Our Compensation Committee reviews the Company’s annual performance plan for the ensuing fiscal year in the first quarter of each year and sets specific Company goals and incentive target bonus levels for each individual on the basis of that individual’s responsibility and experience. Executive officers of the Company then have an opportunity to earn a cash payout at a percentage of their individual target bonuses in each fiscal year based on the achievement of objectives by the Company and by the individual. These bonuses are adjusted lower to the extent that the Company achieves only a subset of its goals. Our Compensation Committee has complete discretionary authority to award full or partial bonuses or additional bonuses for special achievements.

In December 2007, the Board and the Compensation Committee assessed the Company’s performance in 2007 against its objectives, including: clinical objectives for bevirimat, pre-clinical objectives relating to research and development in our oral fusion inhibition program, and corporate financing objectives. The Board and the Compensation Committee also assessed the Company’s 2007 performance against objectives that were unanticipated or had not been previously specified, including further understanding of bevirimat response and the Company’s success in recruiting senior management. Based on these assessments, the Compensation Committee and the Board decided to award bonuses to executive officers based on the success of Company objectives at 50% of target and varying levels of success for individual objectives for fiscal year 2007. As a result, 2007 cash bonuses were awarded to our executive officers at the following levels relative to their target bonus levels:

Executive Officer	Target 2007 Bonus	Actual 2007 Bonus
Alan W. Dunton, M.D.	$200,000	$100,000
Graham P. Allaway, Ph.D.	$101,063	$60,638
Scott McCallister, M.D.	$77,045	$60,079	(1)
Frederick Schmid, DVM, MBA	$93,293	$60,641
Robert B. Pelletier, CPA, MBA	$56,021	$36,414

(1)	Based on a review by Towers Perrin, the Company’s compensation consultants, Dr. McCallister’s 2007 bonus was increased to reflect market levels for other Chief Medical Officer positions in comparable companies in the biotechnology industry.

Stock Options and Restricted Stock

Under the Company’s 1998 Employee Equity Incentive Plan, the 1999 Supplemental Equity Compensation Plan, and the Amended and Restated 2005 Supplemental Equity Compensation Plan, which have each been approved by our stockholders, stock options and restricted stock may be granted to the Company’s executive officers and employees. Our practice is to grant stock options to executives and employees with an exercise price equal to the fair market value of the common stock. Prior to June 12, 2007, fair market value was defined as the closing price of the Company’s stock on the NASDAQ Global Market on the trading day prior to the grant date. In 2007, the Board of Directors adopted a new Statement of Policy with respect to equity award approvals. This policy changed the definition of fair market value so that, as of June 12, 2007 under our option plans, fair market value is defined as the closing price of the Company’s stock on the NASDAQ Global Market on the grant date.

The Board of Directors also amended the Board and Compensation Committee approval process relating to the grant of equity awards, defined as any compensatory award under the Company’s equity plans in the form of the Company’s common stock or any derivative of the common stock, including stock options, restricted stock, restricted stock units, performance shares or other stock-based awards.

All equity awards shall be approved by either the full Board of Directors, the Compensation Committee or both, which approvals shall be obtained at a meeting (including telephonic meetings) and not by written consent.

All annual grants of equity awards and modifications to any outstanding annual grants, other than grants of and modifications to equity awards of the Company’s directors, shall be approved first by the Compensation Committee and then by the full Board of Directors.

All grants of equity awards and any modifications thereto made to the Company’s Chief Executive Officer shall be approved first by the Compensation Committee and then by the full Board of Directors.

All grants of equity awards, other than (1) annual grants and modifications to annual grants made to Company employees, (2) grants and any modifications thereto to the Company’s Chief Executive Officer and (3) grants and any modifications thereto to the Company’s directors, shall be made solely by the Compensation Committee.

All grants of equity awards made to non-employee directors shall be approved solely by the full Board of Directors.

The grant date of any equity award shall be the date of the meeting at which the award was approved and the exercise price, if applicable, shall be the closing price of the Company’s common stock on the NASDAQ Global Market on such date. If an equity award requires the approval by both the Compensation Committee and the full Board of Directors, the grant date and the determination of the exercise price shall be on the date at which the grant was last approved.

In the event of a “new hire” equity award, the new hire may be notified that management shall recommend to the Compensation Committee and/or the Board of Directors, as applicable, an award, but that equity award shall not be approved until the subsequent meeting and it shall be dated as of the day of such meeting.

Annual employee grants shall be made at the first pre-scheduled meeting of the full Board of Directors in each fiscal year. A pre-scheduled meeting of the Board of Directors shall be defined as a meeting that is specified in a Board Meeting Schedule provided to the Board at least two weeks in advance of the meeting.

All “new hire” grants to be approved by the Compensation Committee shall be made at an applicable monthly Compensation Committee meeting, which shall take place on the second business day of every month, and if no meeting shall take place in a particular month, then grants shall be postponed until the next monthly meeting.

All grants of equity awards by the Board of Directors shall be made only at pre-scheduled meetings of the Board of Directors.

All grants of equity awards to directors shall be made in accordance with the Director Compensation Policy as in effect on the date of grant.

The details of every equity award shall be reflected in the minutes of the requisite Board and/or Compensation Committee meeting, which minutes shall be maintained in the respective minute books. All equity awards shall be promptly communicated to the necessary accounting and legal personnel to assure proper reporting and accounting of the awards. In no event shall communication of awards be later than seven days from the approval date. Grant award packages shall be promptly distributed to awardees.

In January 2006, pursuant to a written consent of our Board of Directors, we granted options to purchase an aggregate of 1,438,900 shares of our common stock to directors and executive officers with an exercise price of $8.27 per share, which was the closing price of our common stock on January 23, 2006. However, one director’s consent relating to these grants was not received by us until January 26, 2006. Under the terms of the applicable option plan relating to these grants, the exercise price for these options should have been set using the closing price of our common stock on January 25, 2006, which was $8.75. The setting of the exercise price at the January 23, 2006 closing price was an inadvertent administrative error.

On June 12, 2007, the Board of Directors approved the cancellation and re-grant of these awards made to officers, employees and directors of the Company. The Board took this action because administrative delays with respect to these option grants erroneously resulted in exercise prices below fair market value. This might have caused the grantees to have tax liability under Section 409A of the Internal Revenue Code of 1986, as amended. The replacement options, which have been granted with exercise prices above the Company’s current fair market value, contain identical exercise prices, expiration dates and vesting schedules as the cancelled options. As a result, the cancellation and re-grant will have no effect on stock compensation expenses reported in the Company’s financial statements.

Our options generally vest over four years, although in specific cases we have made executive officer option grants that vest based on a service condition or on the basis of the Company’s achievement of specific performance milestones. For example, in January 2007, in connection with the hiring of Dr. Dunton as our Chief Executive Officer, the Compensation Committee and the Board granted Dr. Dunton an option to purchase 1,000,000 shares, of which 670,000 become exercisable on a time-based basis and the remaining 330,000 shares will vest in 110,000 share increments upon achievement of specific performance-based milestones, as established by the Board of Directors and as set forth below, or in full on January 5, 2012.

The milestones for the options that are subject to performance based vesting are as follows:

Tranche A, consisting of 110,000 stock options, will vest on the earlier of: (1) January 5, 2012 or (2) the date of the issuance of a press release, approved by the Board of Directors, announcing the initiation of a Phase 3 or pivotal trial of a product of the Company.

Tranche B, consisting of 110,000 stock options, will vest on the earliest of: (1) January 5, 2012 or (2) the date of receipt of at least $50 million in the aggregate of net proceeds to the Company from the sale of equity by the Company on or after January 5, 2007 in one or more financings, or (3) the date of the execution of a commercial collaboration or license agreement for bevirimat that covers at least one of the United States or European Union markets.

Tranche C, consisting of 110,000 stock options, will vest on the earlier of: (1) January 5, 2012 or (2) the date of the filing with the Food and Drug Administration of a New Drug Application for a product of the Company or the date of the filing of a Marketing Authorization Application with the European Medicines Agency for a product of the Company.

We have also made grants of restricted stock in specific circumstances to executive officers. For example, in November 2007 and February 2008, members of the Company’s executive management team received a total of 410,000 shares of restricted common stock, which are currently unvested. These shares were granted in an effort to retain senior management. The grant included restricted stock awards to Dr. Dunton of 100,000 shares, Dr. Allaway of 50,000 shares, Dr. McCallister of 50,000 shares, Dr. Schmid of 50,000 shares and Mr. Pelletier of 25,000 shares. Vesting will occur at the earlier of (1) the date of the issuance of a press release, approved by the Board of Directors, announcing the initiation of a Phase 3 or pivotal trial of a product of the Company, (2) the third anniversary of the grant date for the specific award, and (3) a change of control of the Company, as described in the applicable Restricted Stock Agreement.

Stock option and restricted stock grants are designed to provide a strong incentive for the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. We make initial grants to new executive officers and employees when they join us, annual grants and grants in specific circumstances. In determining the amount of such grants, we consider the job level of the executive, responsibilities to be assumed in the upcoming year, the individual’s impact on the Company and the individual’s overall performance. After assessment of the Company’s 2007 performance, individual responsibilities and the desire to incentivize employees and executive officers who had demonstrated substantial commitment to the Company during 2007, the Compensation Committee and the Board decided to award annual stock option grants to executive officers and employees for fiscal year 2007 at the first regularly scheduled Board meeting in 2008. On February 13, 2008, additional options were granted to certain members of senior management in a retention effort and to further align their interests with that of the Company. Option grants were made with exercise prices above the $0.60 fair market value of our stock on February 13, 2008, ranging from $1.00 to $4.00 per share. As a result, annual stock option grants were made to our executive officers as follows:

Executive Officer	February 13, 2008 Option Grant at Closing Market Price at Grant Date ($0.60/sh)	February 13, 2008 Option Grant at Exercise Prices Above Market Price ($1-$4/sh)
Alan W. Dunton, M.D.	150,000	150,000
Graham P. Allaway, Ph.D.	65,000	80,000
Scott McCallister, M.D.	80,000	80,000
Frederick Schmid, DVM, MBA	80,000	80,000
Robert B. Pelletier, CPA, MBA	25,000	25,000

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. In particular circumstances, we also provide relocation benefits and utilize cash signing bonuses when certain executive officers and members of senior management join us. For example, under the terms of our employment agreement with Dr. McCallister, we reimbursed him for specified relocation expenses, including temporary housing, travel expenses and the cost of moving household goods. The Company also reimbursed Dr. McCallister for expenses associated with the purchase of a new primary residence, including the cost of one house hunting trip to Massachusetts for Dr. McCallister and his family, customary closing costs on Dr. McCallister’s purchase of a new home in Massachusetts (excluding mortgage points); and a housing allowance of $4,250 per month for the lesser of eight (8) months or until the sale of his former primary residence. Panacos also paid an amount equal to the taxes imposed on him due to Panacos’ reimbursement of such expenses.

Cash signing bonuses are typically repayable in full or in part to the Company if the recipient voluntarily terminates his or her employment with us in the first or second year of employment. Whether a signing bonus is paid, the amount of any signing bonus and the amount and structure of any relocation benefits is determined on a case-by-case basis as a result of specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and to create additional incentive for an executive or member of senior management to join us in a situation where there is high market demand. For example, we paid a sign-on bonus of $50,000 to Dr. McCallister in 2006. Under terms of our agreement with Dr. McCallister, his sign-on bonus was repayable to us in whole or in part in the event that Dr. McCallister voluntarily terminated his employment or Panacos terminated him for cause prior to October 5, 2007.

Executive Officer Severance Agreements

Our executive officers are each a party to an agreement with us, which provides for, among other things, a payment equal to the executive’s annual base salary and accelerated vesting of equity grants in the event of a change in control and termination of the executive officer without cause or the resignation of the executive officer for good reason.

Our executive officers are each a party to an agreement with us providing severance benefits upon involuntary termination without cause or voluntary termination with good reason. The benefits include cash severance benefits, continuation of coverage under our health plans, and continued stock option exercisability. For Dr. Allaway, these benefits also include accelerated vesting of options. Receipt of the severance benefits is conditioned upon the eligible officer’s execution of a separation agreement, in a form acceptable to the Company, containing a general release of claims against the Company. The severance period is 12 months for Dr. Dunton and Dr. Allaway, 9 to 12 months for Ms. Henderson, depending on her tenure at the Company, and 6 to 12 months for Dr. McCallister, Dr. Schmid and Mr. Pelletier, depending on their tenure at the Company.

Compensation Arrangements with Dr. Alan Dunton, President and Chief Executive Officer

Dr. Dunton began his employment with the Company as of January 5, 2007. The Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, a compensation package for Dr. Dunton that is comprised of:

1. base pay annualized at $400,000, minus customary deductions for federal and state taxes and other requirements, to be paid in accordance with the Company’s usual payroll practices;

2. an annual cash bonus targeted at 50% of Dr. Dunton’s annual base pay, to be paid at the end of each calendar year. The amount of any such annual cash award, which may be less than or greater than the target amount, will be determined at the sole discretion of the Board of Directors, based on the achievement of mutually agreed upon performance goals, and will be based on the Board’s assessment of Dr. Dunton’s performance and the overall performance of the Company and Dr. Dunton’s continued employment with the Company; and

3. an initial option to purchase one million shares of common stock of the Company at fair market value at the time of grant, pursuant to the terms of a stock option agreement. Of the 1,000,000 options, which to the extent permitted by law shall be incentive stock options, 670,000 will become exercisable on a time-based basis at the rate of 1/48th per month beginning on February 5, 2007 and continuing as set forth in the stock option certificate. The remaining 330,000 shares that are subject to the option will vest in 110,000 share increments on specific performance based terms, as established by the Board of Directors and as set forth below, or in full on January 5, 2012. The milestones for the options that are subject to performance based vesting described on pages 43 and 44.

Further, the Company has paid for Dr. Dunton’s relocation expenses and provided him a managed home sale program, through which the Company covered the cost of selling his home. The Company will also reimbursed Dr. Dunton for expenses associated with the purchase of a new primary residence, including the cost of a house hunting trip to Massachusetts for Dr. Dunton and his family, customary closing costs on Dr. Dunton’s purchase of a new home in Massachusetts (not to include mortgage points); and the cost of temporary housing located in Massachusetts for up to twelve (12) months at a cost to be mutually agreed upon by Dr. Dunton and the Board of Directors, prior to his moving into his primary residence.

Dr. Dunton is also entitled, subject to the eligibility requirements of any applicable plans or policies, to participate in all benefits offered by the Company on the same terms as all other executive employees of the Company, including Panacos’ medical, disability and life insurance, dependent care and medical flexible spending plans, 401(k) plan, and paid vacation and holiday time.

Compensation Arrangements with Jane Pritchett Henderson, Executive Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and Secretary

Although not an executive officer during 2007, the Company’s new Chief Financial and Business Officer, Jane Pritchett Henderson, began employment with the Company as of January 1, 2008. The Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, a compensation package for Ms. Henderson that is comprised of:

1. base pay annualized at $300,000, minus customary deductions for federal and state taxes and other requirements, to be paid in accordance with the Company’s usual payroll practices;

2. an annual cash bonus targeted at 35% of Ms. Henderson’s annual base pay, to be paid at the end of each calendar year. The amount of any such annual cash award, which may be less than or greater than the target amount, will be determined at the sole discretion of the Board of Directors, based on the achievement of mutually agreed upon performance goals, and will be based on the Board’s assessment of Ms. Henderson’s performance and the overall performance of the Company and Ms. Henderson’s continued employment with the Company;

3. an initial option to purchase 400,000 shares of common stock (“Initial Option Grant”) of Panacos at fair market value at the time of grant, pursuant to the terms of a formal stock option agreement. The options will become exercisable on a time-based basis at the rate of 1/48th per month beginning on February 1, 2008 and continuing as set forth in the stock option agreement; and

4. a grant of 75,000 shares of restricted common stock of Panacos to vest on the earlier of: (1) January 1, 2011 or (2) the date of the issuance of a press release, approved by the Board of Directors, announcing the initiation of a Phase 3 or pivotal trial of a product of the Company.

Further, it being understood that her primary residence will currently remain in Connecticut, the Company will reimburse Ms. Henderson for expenses paid by her for a residence in Massachusetts for twelve (12) months, in such amount to be mutually agreed upon by Ms. Henderson and the Compensation Committee of the Board of Directors (and which shall be no greater than $4,000 per month). Panacos will also pay an amount equal to the taxes imposed on Ms. Henderson due to Panacos’ reimbursement of such expenses and any additional taxes payable as a result of any tax restoration payments made pursuant to this arrangement.

Ms. Henderson is also entitled, subject to the eligibility requirements of any applicable plans or policies, to participate in all benefits offered by the Company on the same terms as all other executive employees of the Company, including Panacos’ medical, disability and life insurance, dependent care and medical flexible spending plans, 401(k) plan, and paid vacation and holiday time.

Conclusion

Our Compensation Committee believes that our compensation strategy and approach are appropriate and have been designed to motivate our executive officers and employees and contribute to the achievement of both the short-term and long-term financial performance of the Company.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or accrued during the fiscal years ended December 31, 2006 and December 31, 2007 to each named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Alan W. Dunton, M.D.	2007	378,462	100,000		—	885,842	158,846	(3)(4)	1,523,149
President and Chief Executive Officer	2006	—	—		—	—	—		—

Graham P. Allaway, Ph.D.	2007	288,222	60,638		167,635	404,202	4,257	(3)	924,954
Chief Operating Officer	2006	249,737	81,813		164,802	301,321	3,939	(3)	801,612

Scott McCallister, M.D.	2007	256,746	60,079		22,838	367,575	12,694	(3)(5)	719,932
Chief Medical Officer	2006	35,308	60,894	(6)	—	57,902	19,586	(3)(7)	173,690

Frederick Schmid, DVM, MBA	2007	266,300	60,641		22,838	454,658	4,110	(3)	808,546
Senior Vice President, Commercial Operations and Business Development	2006	155,000	135,864	(8)	—	255,905	56,983	(3)(9)	603,752

Robert B. Pelletier, CPA, MBA	2007	210,212	36,414		11,419	93,503	4,396	(3)	355,943
Vice President, Finance, Principal Accounting Officer	2006	61,539	11,628		—	26,677	817	(3)	100,661

Peyton J. Marshall, Ph.D. (10)	2007	224,532	—		—	959,302	107,122	(3)(10)	1,290,956
Former Executive Vice President and Chief Financial Officer	2006	277,173	84,892		—	1,214,423	4,120	(3)	1,580,608

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with FAS 123(R), of the awards granted. See Notes 2 and 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008 (the “Form 10-K”) for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation in our Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

(2)	The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards and thus include compensation expense from option awards granted in and prior to 2007 and 2006, respectively. The assumptions used to determine the fair value of the option awards are set forth in notes 2 and 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and forfeitures during the fiscal year ended December 31, 2007 are described in note 3 to the Form 10-K for the fiscal year ended December 31, 2007. Our executive officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

(3)	Represents matching contributions made under our 401(k) plan and the dollar value of premiums paid by the Company with respect to the term life insurance for the executives’ benefit.

(4)	Represents relocation expenses of $154,175 relating to Dr. Dunton’s relocation to Massachusetts.

(5)	Represents relocation expenses of $9,053 relating to Dr. McCallister’s relocation to Massachusetts.

(6)	Includes a $50,000 sign-on bonus paid upon commencement of employment in 2006, which would have been repayable, in full, to Panacos in the event that Dr. McCallister voluntarily terminated his employment or Panacos terminated his employment for cause during his first year of employment.

(7)	Represents relocation expenses of $19,458 relating to Dr. McCallister’s relocation to Massachusetts.

(8)	Bonus payments in 2006 for Dr. Schmid include a sign-on bonus of $90,000, which is repayable in whole or in part to Panacos in the event that Dr. Schmid voluntarily terminates his employment or Panacos terminates his employment for cause prior to May 15, 2008.

(9)	Represents temporary housing and travel expenses of $53,434 for Dr. Schmid’s travel from his home in North Carolina to our offices in Watertown, Massachusetts.

(10)	Represents 2007 severance payments of $63,462 and a bonus payment of $39,781, paid upon Dr. Marshall’s termination in September 2007. Additional severance payments of $63,462 will be made in 2008.

GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2007 held by the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Alan W. Dunton, Ph.D.	01/05/07	—		1,000,000	(2)	3.97	4.09	2,580,000
President and Chief Executive Officer

Graham P. Allaway, Ph.D.	11/02/07	50,000	(3)	—		—	—	130,000
Chief Operating Officer	06/12/07	—		125,000	(4)	8.27	8.27	742,197
	01/24/07	—		300,000	(5)	4.03	4.03	786,000

Scott McCallister, M.D.	11/02/07	50,000	(3)	—		—	—	130,000
Chief Medical Officer	01/24/07	—		75,000	(5)	4.03	4.03	196,500

Frederick Schmid, DVM, MBA	11/02/07	50,000	(3)	—		—	—	130,000
Senior Vice President, Commercial	01/24/07	—		75,000	(5)	4.03	4.03	196,500
Operations and Business Development

Robert B. Pelletier, CPA, MBA	11/02/07	25,000	(3)	—		—	—	65,000
Vice President, Finance, Principal	01/24/07	—		25,000	(5)	4.03	4.03	65,500
Accounting Officer

Peyton J. Marshall, Ph.D.	06/12/07	—		125,000	(6)	8.27	8.27	742,197
Former Executive Vice President and	01/24/07	—		125,000	(6)	4.03	4.03	327,500
Chief Financial Officer

(1)	Prior to June 12, 2007, fair market value was defined as the closing price of the Company’s stock on the NASDAQ Global Market on the trading day prior to the grant date. In 2007, the Board of Directors adopted a new Statement of Policy which changed the definition of fair market value so that, as of June 12, 2007 under our option plans, fair market value is defined as the closing price of the Company’s stock on the NASDAQ Global Market on the grant date.

(2)	These stock options were granted under the Amended and Restated 2005 Supplemental Equity Compensation Plan, as approved by the Board of Directors. Dr. Dunton was granted an option to purchase 1,000,000 shares, of which 670,000 become exercisable on a time-based basis and the remaining 330,000 shares will vest in 110,000 share increments on the earlier of specific performance-based terms or January 5, 2012.

(3)	These shares of restricted common stock were granted under either the 1998 Equity Incentive Plan or the Amended and Restated 2005 Supplemental Equity Compensation Plan. Vesting will occur at the earlier of an accomplishment by the Company of a specific milestone or November 2, 2010, the third anniversary of the grant date.

(4)	On June 12, 2007, the Board of Directors approved the cancellation and re-grant of these options under the Amended and Restated 2005 Supplemental Equity Compensation Plan that were originally issued on January 26, 2006. The Board took this action because administrative delays with respect to these option grants erroneously resulted in exercise prices below fair market value. The replacement options, which have been granted with exercise prices above the Company’s current fair market value, contain identical exercise prices, expiration dates and vesting schedules as the cancelled options. These options vest over 48 months beginning on January 26, 2006 and expire ten years after that date.

(5)	These stock options were granted under the Amended and Restated 2005 Supplemental Equity Compensation Plan. These options have an exercise price equal to the fair market value on the date of grant, vest monthly over 48 months, and expire ten years from the grant date.

(6)	These stock options were granted under the Amended and Restated 2005 Supplemental Equity Compensation Plan. As a result of Dr. Marshall’s termination on September 21, 2007, all unvested shares as of that date were cancelled, and vested shares are exercisable until September 21, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards on the last day of the fiscal year ended December 31, 2007, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Alan W. Dunton, Ph.D.	153,539	846,461	(1)	3.97	1/5/2017	—		—
President and Chief Executive Officer

Graham P. Allaway, Ph.D.	68,748	231,252	(2)	4.03	01/24/17	50,000	(4)	39,500
President and Chief Operating Officer	59,825	65,175	(3)	8.27	01/24/16	—		—
	583,514	—		0.23	06/01/14	—		—
	52,584	—		0.17	01/24/12	—		—

Scott McCallister, M.D.	17,187	57,813	(2)	4.03	01/24/17	50,000	(4)	39,500
Chief Medical Officer	87,498	212,502	(2)	6.44	10/27/16	—		—

Frederick Schmid, DVM, MBA	17,187	57,813	(2)	4.03	01/24/17	50,000	(4)	39,500
Senior Vice President, Commercial	158,330	241,670	(2)	6.26	05/15/16	—		—
Operations and Business Development

Robert B. Pelletier, CPA, MBA	5,729	19,271	(2)	4.03	01/24/17	25,000	(4)	19,750
Vice President, Finance and	33,332	66,668	(2)	4.84	08/28/16	—		—
Principal Accounting Officer

Peyton J. Marshall, Ph.D.	18,228	—		4.03	09/21/08	—		—
Former Executive Vice President	136,250	—		4.92	09/21/08	—		—
and Chief Financial Officer	49,425	—		8.27	09/21/08	—		—
	283,849	—		6.45	09/21/08	—		—

(1)	With respect to this option grant, 516,461 options vest monthly through January 5, 2010 and 330,000 options vest upon attainment of performance milestones, or 3 years from grant date, whichever is earlier. The options expire ten years from grant date.

(2)	These stock options vests monthly over four years and expire ten years from grant date.

(3)	Represents the re-grant of the options initially issued on January 26, 2006. These shares vest monthly over four years and expire ten years from date of original grant.

(4)	The restrictions on these stock awards will lapse based upon attainment of certain performance goals, or 3 years from the grant date, whichever is earlier.

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan W. Dunton, M.D.	—	—	—	—
President and Chief Executive Officer

Graham P. Allaway, Ph.D.	—	—	60,000	250,800
Chief Operating Officer

Scott McCallister, M.D.	—	—	—	—
Chief Medical Officer

Frederick Schmid, DVM, MBA	—	—	—	—
Senior Vice President, Commercial Operations and Business Development

Robert B. Pelletier, CPA, MBA	—	—	—	—
Vice President, Finance, Principal Accounting Officer

Peyton J. Marshall, Ph.D.	—	—	—	—
Former Executive Vice President and Chief Financial Officer

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

PENSION BENEFITS

We do not have any qualified or non-qualified defined benefit plans.

NON-QUALIFIED DEFERRED COMPENSATION

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to named executive officers of Panacos in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that one of the following events occurs. The tables assume that the event occurred on December 31, 2007, the last day of our fiscal year, except for our Executive Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and Secretary, Ms. Jane Pritchett Henderson, for whom the assumed event date is January 1, 2008, her date of hire.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Alan W. Dunton, Panacos’ President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination(1)	Involuntary Or For Good Reason Termination Following Change in Control (2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$400,000	$—	$400,000	$400,000	$—	$—
Annual Bonus	$100,000	$—	$100,000	$100,000	$—	$—
Long Term Incentives
Option Acceleration(3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$—	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$—	$—	$—	$—	$—	$—
Post-Term Health Care(4)	$16,340	$—	$16,340	$16,340	$—	$16,340

Total:	$516,340	$—	$516,340	$516,340	$—	$16,340

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $400,000, as of December 31, 2007.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary and prorated target bonus. The accrued bonus represents the actual 2007 bonus payment approved by the Board of Directors and paid in February 2008.

(3)	Upon involuntary termination or termination for good reason following a change in control, or for death or disability, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2007 and the price per share of the Company’s stock on the date of termination is $0.79 per share. At the assumed share price, no stock options were exercisable for a profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Graham P. Allaway, Panacos’ Chief Operating Officer:

Executive Benefits and Payments Upon Termination(1)	Involuntary Or For Good Reason Termination Following Change in Control(2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$288,750	$—	$288,750	$288,750	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration(3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$39,500	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$5,817	$5,817	$5,817	$5,817	$5,817	$5,817
Post-Term Health Care(4)	$15,167	$—	$15,167	$15,167	$—	$—

Total:	$349,233	$5,817	$309,733	$309,733	$5,817	$5,817

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $288,750 as of December 31, 2007.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options and restricted stock fully vest. Based on his employment/severance agreement dated December 4, 2003 and revised July 10, 2006, for voluntary termination for good reason or involuntary not for cause termination, stock option vesting is accelerated 12 months. Assumes the executive’s date of termination is December 31, 2007 and the price per share of the Company’s stock on the date of termination is $0.79 per share. At the assumed share price, no unvested stock options were exercisable for a profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Scott McCallister, Panacos’ Chief Medical Officer:

Executive Benefits and Payments Upon Termination(1)	Involuntary Or For Good Reason Termination Following Change in Control(2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$256,816	$—	$128,408	$128,408	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration(3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$39,500	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$9,878	$9,878	$9,878	$9,878	$9,878	$9,878
Post-Term Health Care(4)	$16,340	$—	$8,170	$8,170	$—	$—

Total:	$322,534	$9,878	$146,456	$146,456	$9,878	$9,878

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $256,816 as of December 31, 2007.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2007 and the price per share of the Company’s stock on the date of termination is $0.79 per share. At the assumed share price, no stock options were exercisable for a profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following change in control, or 6 months for voluntary termination for good reason or involuntary not for cause termination.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Frederick Schmid, Panacos’ Senior Vice President, Commercial Operations and Business Development:

Executive Benefits and Payments Upon Termination(1)	Involuntary Or For Good Reason Termination Following Change in Control(2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$266,552	$—	$133,276	$133,276	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration(3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$39,500	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$5,805	$5,805	$5,805	$5,805	$5,805	$5,805
Post-Term Health Care(4)	$27,935	$—	$13,968	$13,968	$—	$—

Total:	$339,792	$5,805	$153,049	$153,049	$5,805	$5,805

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $266,552 as of December 31, 2007.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2007 and the price per share of the Company’s stock on the date of termination is $0.79 per share. At the assumed share price, no stock options were exercisable for a profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following change in control, or 6 months for voluntary termination for good reason or involuntary not for cause termination.

The following table describes the potential payments upon termination or a change in control of Panacos for Mr. Robert B. Pelletier, Panacos’ Vice President and Principal Accounting Officer:

Executive Benefits and Payments Upon Termination(1)	Involuntary Or For Good Reason Termination Following Change in Control(2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$233,420	$—	$116,710	$116,710	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration(3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$19,750	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$4,064	$4,064	$4,064	$4,064	$4,064	$4,064
Post-Term Health Care(4)	$16,340	$—	$8,170	$8,170	$—	$—

Total:	$273,574	$4,064	$128,944	$128,944	$4,064	$4,064

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $233,420 as of December, 31, 2007.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2007 and the price per share of the Company’s stock on the date of termination is $0.79 per share. At the assumed share price, no stock options were exercisable for a profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following change in control, or 6 months for voluntary termination for good reason or involuntary not for cause termination.

The following table describes the potential payments upon termination or a change in control of Panacos for Ms. Jane Pritchett Henderson, Panacos’ Executive Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and Secretary. Ms. Henderson was hired on January 1, 2008.

Executive Benefits and Payments Upon Termination(1)	Involuntary Or For Good Reason Termination Following Change in Control(2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability(5)
Compensation
Base Salary	$300,000	$—	$225,000	$225,000	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration(3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$59,250	$—	$—	$—	$—	$59,250
Benefits and Perquisites
Accrued Vacation Pay	$—	$—	$—	$—	$—	$—
Post-Term Health Care(4)	$27,935	$—	$20,951	$20,951	$—	$—

Total:	$387,185	$—	$245,951	$245,951	$—	$59,250

(1)	For purposes of this analysis, we assumed the termination date of January 1, 2008. The executive’s base salary, as of January 1, 2008, was $300,000.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary and prorated target bonus. As of January 1, 2008, there was no accrued bonus or vacation balance.

(3)	Upon involuntary termination or termination for good reason following a change in control, or death or disability, all stock options and restricted stock fully vest. Assumes the executive’s date of termination is January 1, 2008 and the price per share of the Company’s stock on the date of termination is $0.79 per share. At the assumed share price, no stock options were exercisable for a profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following a change in control, or 9 months for voluntary termination for good reason or involuntary not for cause termination.

(5)	In the case of death or permanent and total disability, executive is also entitled to a pro-rated portion of her target annual cash bonus based on the number of days that have elapsed since the beginning of the year until the date of death or disability. As of January 1, 2008, no bonus amount had been accrued.

DIRECTOR COMPENSATION

Prior to April 13, 2007, our policy was to pay to the Chairman of the Board, and the Chairman of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee an annual fee of $20,000, $6,000, $3,000 and $3,000, respectively. On April 13, 2007, March 26, 2008 and April 21, 2008, our Director Compensation Policy was amended to increase the annual fee payable to the Chairman of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee to $7,500, $6,300 and $5,000, respectively. We believe that this increase in annual committee chairman fees brings our Director compensation structure in line with that of other comparable companies. Each non-employee Director, in addition to any Chairman fees, receives an annual fee of $15,000. We also pay $2,000 to each non-employee director for attendance at each board meeting and $1,500 for attendance by telephone. If an Audit Committee meeting occurs on a day other than when a Board meeting takes place, we pay a fee of $1,500 to each Audit Committee member, including the Chairman, for attendance at each committee meeting, with a fee of $1,250 for attendance by telephone. We pay a fee of $1,250 to each Compensation Committee member, including the Chairman, and $1,000 to each Nominating and Governance Committee member, including the Chairman, for attendance at each committee meeting, whether in-person or by telephone. Management or the Board may request attendance of specific directors at Company sponsored advisory boards which are outside the scope of responsibilities expected of a director. Directors who attend such sessions, in person, will be compensated and reimbursed as if it were an in-person board meeting.

All members of the Board of Directors receive reimbursement of expenses associated with their attendance of meetings of the Board of Directors or of any committee of which they are a member.

In addition, non-employee directors are eligible to participate in our Amended and Restated 2005 Supplemental Equity Compensation Plan (“Supplemental Plan”) and the 1998 Director Stock Incentive Plan (the “Director Plan”). There are currently 10,369,594 shares and 25,000 shares of common stock reserved for issuance under the Supplemental Plan and Director Plan, respectively. Upon the election of a non-employee director to the Board, such director is granted 25,000 options to purchase shares of common stock of Panacos. For grants prior to April 13, 2007, such options become exercisable in equal installments on the first year anniversary, second year anniversary, third year anniversary and fourth year anniversary of the grant date, provided that the optionee is still a director of Panacos on such date. Prior to April 13, 2007, at the first regularly scheduled Board meeting of each calendar year, each non-employee director who is not up for re-election was entitled to receive 15,000 options to purchase shares of common stock of Panacos. Such options become exercisable on the first year anniversary of the date of grant provided that the optionee is still a director of Panacos on such date. Each option has a term of ten years. The exercise price for each option is equal to the closing price for our common stock on the date of grant, as reported on the NASDAQ Global Market.

On April 13, 2007, we amended our Director Compensation Policy to make annual option grants to directors coincide with our annual meeting of stockholders. Our amended policy provides that directors joining the Board at a date other than the annual meeting date will receive a partial annual grant at the time they join the Board as compensation for the time they will spend as directors prior to the subsequent annual meeting date. In addition, our amended policy provides that vesting of any subsequent director option grant will be monthly instead of annually over comparable time periods. As part of the transition process to annual director option grants on annual meeting dates, our amended policy also provides for an annual option grant to our current directors who received a grant on January 24, 2007 of half of the usual annual option grant, 7,500 shares, at the first Board meeting following the 2007 annual meeting of stockholders. Our amended policy provides that directors initially appointed to the Board at a date other than the date of the annual meeting of stockholders will receive an annual grant at the time of their appointment of 15,000 shares, or less depending on the time elapsed from the previous annual meeting.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2007 to each of our directors.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)	Options Outstanding as of 12/31/2007	Grant Date Fair Value of Stock Options Granted in 2007 ($)
Laurent Fischer	51,000	74,223	125,223	47,500	58,050
R. John Fletcher	64,429	68,611	133,040	64,000	58,050
Jeremy Hayward-Surry	100,071	128,251	228,322	97,900	109,250
Herbert H. Hooper, Ph.D.	33,500	11,034	44,534	—	39,300
Irwin Lerner	65,179	68,611	133,790	65,400	58,050
Joseph M. Limber	56,250	68,611	124,861	64,800	58,050
Eric W. Linsley	27,000	11,034	38,034	—	39,300
Robert Savage	31,464	33,966	65,430	40,000	112,250

(1)	The Company’s President and Chief Executive Officer, Dr. Alan W. Dunton, M.D., is not included in this table as he is an employee of the Company and thus received no compensation for his services as a director. The compensation received by Dr. Dunton as an employee of the Company is shown in the Summary Compensation Table on page 48.

(2)	The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards and thus include compensation expense amounts from option awards granted in and prior to 2007. The assumptions used to determine the fair value of the option awards are set forth in notes 2 and 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and forfeitures during the fiscal year ended December 31, 2007 are described in note 3 to the Form 10-K for the fiscal year ended December 31, 2007. Our directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold. See also our discussion of stock-based compensation in the Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1998 Director Stock Option Plan	7,850	$32.13	16,950
1998 Equity Incentive Plan	62,736	$7.29	23,592
1999 Supplemental Stock Option Plan	4,585	$9.53	66,495
2005 Supplemental Equity Compensation Plan	5,544,867	$4.18	1,885,432
Equity compensation plans not approved by security holders	—	—	—

Total	5,620,038	$4.26	1,992,469

Indemnification Agreements

On December 20, 2005, the Company’s Board of Directors approved the Company’s entry into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws, and the Delaware General Corporation Law (the “Code”), including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:
Robert G. Savage, Chairman
Irwin Lerner
Joseph M. Limber

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, all of whom satisfy the independence and the financial literacy requirements under the rules of the NASDAQ Stock Market, LLC.

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls and disclosure controls, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm. The Audit Committee also appoints our independent registered public accounting firm and pre-approves their compensation. The Audit Committee operates under a written charter, a copy of which is available on our website at www.panacos.com, adopted by our Board of Directors in 2000 and reviewed and reaffirmed annually, most recently on March 26, 2008.

In the course of our oversight of the Company’s financial reporting process, we have (i) reviewed and discussed with management and with KPMG LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2007, as well as each of the Company’s quarterly financial reports on Form 10-Q during fiscal year 2007, (ii) discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, (iii) reviewed and discussed with management the adequacy of the Company’s internal controls and disclosure controls, (iv) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (v) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, (vi) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining their independence, (vii) pre-approved all compensation paid to KPMG for audit services and for non-audit services in fiscal year 2007, and (viii) evaluated the performance of audit services and non-audit services by KPMG during fiscal year 2007.

Based on the foregoing review and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year 2007 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2008.

Jeremy Hayward-Surry, Chairman
Laurent Fischer
Irwin Lerner

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-person transactions. The Company engaged in no related-person transactions during the year ended December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. Lerner, Limber and Savage. No member of the Compensation Committee has at any time been an officer or employee of our company. None of our executive officers serves as a member of the compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received or written representations from certain reporting persons, we believe that during 2007 all of the filing requirements under Section 16(a) applicable to our directors, executive officers and ten percent holders were met on a timely basis.

INFORMATION CONCERNING INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	Year Ended December 31,
	2007	2006
Audit Fees(1)	$364,100	$364,925
Audit-Related Fees	—	—
Tax Fees(2)	11,350	8,000
All Other Fees	—	—

Total	$375,450	$372,925

(1)	Audit Fees consisted of fees billed for services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided in connection with statutory and regulatory filings.

(2)	Tax Fees consisted of fees billed for tax review and compliance services.

The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Audit Committee Pre-Approval Policy

As discussed in the Audit Committee Charter, the Audit Committee requires the pre-approval of any audit or non-audit engagement of KPMG LLP. In the event that we wish to engage KPMG LLP to perform accounting, technical, diligence or other permitted services not related to the services performed by KPMG LLP as our independent registered public accounting firm, management of the Company summarizes for the Audit Committee the proposed engagement, the nature of the engagement and the estimated cost of the engagement.

This information is reviewed by our Audit Committee, which evaluates whether the proposed engagement will interfere with the independence of KPMG LLP in the performance of its auditing services. For 2007, all audit and non-audit services were approved by the Audit Committee prior to the commencement of such work by KPMG LLP.

ANNUAL REPORT

Our Annual Report on Form 10-K is available without charge upon request. Requests for copies of the Form 10-K should be sent to Investor Relations Department at Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472. The Form 10-K is also available on our website at www.panacos.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the Code of Business Conduct and Ethics was filed as an exhibit to our 2003 Annual Report on Form 10-K and is available on our web site www.panacos.com. The Code of Business Conduct and Ethics will also be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 134 Coolidge Avenue, Watertown, Massachusetts 02472. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market, LLC.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals, are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be considered for inclusion in the proxy statement relating to our 2009 annual meeting of stockholders, the stockholder proposals must be received by the close of business on January 7, 2009. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 50 days nor more than 75 days prior to the annual meeting, unless less than 65 days notice or public disclosure is given, in which case the stockholder’s notice of proposal to us must be received within 15 days after such notice or disclosure is given. If we do not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of Ms. Jane Pritchett Henderson, Executive Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and Secretary, Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472. On request, the Secretary will provide detailed instructions for submitting proposals. SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

OTHER MATTERS

Our Board of Directors does not know of any other matter that may come before the annual meeting. If any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

Our Board of Directors hopes that stockholders will attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone. You are encouraged to vote electronically if you have that option. A prompt response will greatly facilitate arrangements for the annual meeting, and your cooperation will be appreciated. Stockholders of record who attend the annual meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors

Alan W. Dunton, M.D.

President and Chief Executive Officer

Watertown, Massachusetts

April 29, 2008

Exhibit A

Panacos Pharmaceuticals, Inc.

2005 Supplemental Equity Compensation Plan

(as amended and restated as of June 12, 2008)

Section I. Purpose of the Plan.

The purposes of this Plan are: (i) to provide long-term incentives and rewards to those key employees (the “Employee Participants”) of Panacos Pharmaceuticals, Inc. (the “Corporation”) and its Affiliates (if any), and any other persons (the “Non-employee Participants”) who are in a position to contribute to the long-term success and growth of the Corporation and its Affiliates; (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability; and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation’s stockholders.

Section II. Definitions.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Corporation, direct or indirect.

“Code” is the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” is the $.01 par value common stock of the Corporation.

“Committee” is defined in Section III, paragraph (a).

“Corporation” is defined in Section I.

“Corporation ISOs” are all stock options (including Plan ISOs) which: (i) are Incentive Stock Options; and (ii) are granted under any plans (including this Plan) of the Corporation or an Affiliate.

“Employee Participants” is defined in Section I.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Fair Market Value”

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board of Directors of the Corporation, in good faith, shall determine.

“Incentive Stock Option” is a stock option which is treated as an incentive stock option under Section 422 of the Code.

“Plan” is defined in Section I.

“Plan ISOs” are Stock Options which are Incentive Stock Options.

“Non-employee Director” has the meaning provided in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

“Non-employee Participants” is defined in Section I.

“Non-qualified Option” is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

“Participants” are all persons who are either Employee Participants or Non-employee Participants.

“Permanent and Total Disability” has the meaning provided in Section 22(e)(3) of the Code.

“Restricted Period” means the period of time during which a Stock Grant may be forfeited to the Corporation pursuant to the terms and conditions of such Stock Grant.

“Section 16” means Section 16 of the Exchange Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

“Stock Grant” means a grant by the Corporation of shares of Common Stock under the Plan.

“Stock Options” are rights granted pursuant to this Plan to purchase shares of Common Stock at a fixed price.

“Stock Right” means a right to shares of Common Stock of the Corporation granted pursuant to the Plan—an Incentive Stock Option, a Non-Qualified Option or a Stock Grant.

“Ten Percent Stockholder” means, with respect to a Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate at the time such Plan ISO is granted.

Section III. Administration.

(a) The Committee. This Plan shall be administered by a compensation committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the “Committee”). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with the exemption from Section 16 set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Exchange Act the Committee shall consist of at least two individuals, each of whom is a Non-employee Director.

(b) Authority and Discretion of the Committee. Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of this Plan, and subject to ratification by the Board of Directors or approval of the stockholders only if, and as required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants; (ii) select the Participants to whom Stock Rights shall be granted under this Plan; (iii) determine the number of shares of Common Stock for which a Stock Right shall be granted, provided, however, that in no event shall Stock Rights to purchase more than 1,000,000 shares of Common Stock be granted to any Participant in any fiscal year; (iv) determine the time or times such Stock Rights shall be granted, and the granting of Stock Rights in connection with other compensation or benefits paid, to the Participant; (v) establish the terms and conditions upon which Stock Grants may be issued, Stock Options may be exercised, and upon which the Common Stock may be transferred, if at all, including the exercise of Stock Options in connection with any other award made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Rights, or the Common Stock which relates to the Stock Rights, including, but not limited to, providing for limitations on the Participant’s right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to a Stock Grant or the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this Plan, including the actual granting of Stock Rights hereunder. Notwithstanding any provision of this Plan to the contrary, only Employee Participants shall be eligible to receive Plan ISOs. In addition, the Board of Directors may take any action under this Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

(c) Applicable Law. This Plan and all Stock Rights shall be governed by the law of the State of Delaware.

Section IV. Terms of Awards.

(a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant who receives the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this Plan) as the Committee may determine. If the Stock Option is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: “This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.”

(b) Term. The term of any Stock Option, and the restrictions related thereto, if any, shall be for such periods as may be determined by the Committee, provided that in the case of Plan ISOs, the term for exercise of any such Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability and for a period of up to the expiration of the term of the Stock Option in the case of death. In no event may a Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

(c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise: (i) in cash or by check payable to the order of the Corporation; (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), including by way of so-called “cashless exercise” and the netting of the number of shares subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price; (iii) any other property (valued at its Fair Market

Value on the date of such exercise); (iv) any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the Fair Market Value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the Plan ISO, provided that in the case of Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Market Value of the Common Stock on the date of issuance of the Plan ISO.

(d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this paragraph) are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, stock options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any stock option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the stock option or at the time of its exercise. For the purpose of this paragraph, Fair Market Value shall be determined as of the time the stock option with respect to such Common Stock is granted.

(e) Restrictions. Any Stock Option, and any Common Stock issued in connection with the exercise of a Stock Option, may be subject to such restrictions on vesting and/or transferability as the Committee considers appropriate in its sole discretion. In addition, Plan ISOs may not be assigned or transferred except by will or the laws of descent and distribution.

(f) Stock Grants. Subject to the provisions of this Plan, the Committee may award Stock Grants and determine the duration of the Restricted Period, if any, during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Stock Grant. Stock Grants may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Shares of Common Stock issued pursuant to a Stock Grant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Notwithstanding the foregoing, in the Committee’s discretion, Stock Grants may be made transferable to a limited liability company controlled solely by the Participant. Stock Grants shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of a Stock Grant shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s designated beneficiary.

(g) Withholding of Taxes. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or upon the lapsing of any right of repurchase, the Corporation may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Corporation, or to any Affiliate of the Corporation which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Corporation’s Common Stock or a promissory note, is authorized by the Committee (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section II above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Corporation or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

(h) Securities Law Compliance. Upon the receipt of shares in connection with a Stock Grant or the exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Right shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer shares of Common Stock in compliance with the provisions of applicable federal or state securities laws. The Committee, in its discretion, may postpone the issuance and delivery of shares of Common Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Committee may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued pursuant to the Plan under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in the sole discretion of the Committee, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition or otherwise that the Committee deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder may bear a legend reflecting such restrictions.

(i) Right to Stock Rights. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this Plan or to be granted any Stock Rights hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. The holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Stock Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until the date of issue of a stock certificate to such holder for such shares. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor.

(j) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Affiliates in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

(k) Participation by Foreigners. Without amending this Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify any Stock Rights granted to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

Section V. Amendment and Termination; Adjustments Upon Changes in Stock.

The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan or any portion thereof, provided that no amendment shall be made without approval of the stockholders of the Corporation if such approval is necessary to comply with any applicable requirement of the Code, any applicable rules or regulations of the Securities and Exchange Commission, including any exemption from Section 16 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation’s securities are listed or quoted. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Except as provided herein, no amendment, suspension or termination of this Plan may adversely affect the rights of a Participant to whom a Stock Right has been granted without such Participant’s consent. With the Participant’s consent, the Committee may amend outstanding agreements in a manner which may be adverse to the Participant but is not inconsistent with the Plan. Outstanding agreements may also be amended by the Committee in a manner which is not adverse to the Participant, without the Participant’s consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any Plan ISO granted to a Participant to a Non-qualified Option at any time prior to the exercise, in full, of such Plan

ISO. If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this Plan set forth below in Section VI, the number of Stock Rights subject to the limitation set forth above in Section III (b), and the number and kind of shares and the price per share subject to outstanding Stock Rights, provided that such adjustment does not affect the qualification of any Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Rights in exchange for outstanding Stock Rights.

Section VI. Shares of Stock Subject to this Plan.

The number of shares of Common Stock that may be the subject of Stock Rights under this Plan shall not exceed an aggregate of 13,369,594 shares. Shares to be delivered under this Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Right hereunder which for any reason terminates, is canceled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Rights issued hereunder, and such number of shares shall be subject to further Stock Rights under this Plan, provided, first, that the total number of shares then eligible for Stock Rights under this Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further Stock Rights shall not be increased in any way that would cause transactions pursuant to this Plan or any Stock Right to not comply with the exemption from Section 16 set forth in Rule 16b-3 under the Exchange Act, if applicable to the Corporation.

Section VII. Term of this Plan.

The Plan will terminate on March 26, 2018. The period during which a Stock Option may be exercised and the restrictions, if any, imposed on the Common Stock that is related to any Stock Right may extend beyond that time as provided herein.

Exhibit B

AMENDED AND RESTATED PANACOS PHARMACEUTICALS, INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Panacos Pharmaceuticals, Inc. (the “Company”) wishes to establish the Amended and Restated Panacos Pharmaceuticals, Inc. 1998 Employee Stock Purchase Plan (the “Plan”) providing for the grant of options to purchase common stock of the Company to employees who are employed by the Company on a regular full-time basis.

NOW, THEREFORE, the Company establishes the Plan, the terms of which are as follows:

1. Purpose.

The purpose of the Plan is to give Eligible Employees of Panacos Pharmaceuticals, Inc., a Delaware corporation, an opportunity to acquire shares of its Common Stock, $.01 par value per share, and to continue to promote its best interests and enhance its long-term performance.

2. Definitions.

Whenever used in the Plan, the following words and phrases have the meanings stated below unless a different meaning is clearly required by the context:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, and the rules, regulations, and interpretations thereof issued by the Department of Treasury, Internal Revenue Service, and the courts.

(c) “Committee” means a committee appointed by the Board of not less than two Non-Employee Directors to which the Board may delegate its power with respect to administration of the Plan under Section 3.

(d) “Common Stock” means shares of the common stock of the Company, $.01 par value per share.

(e) “Company” means Panacos Pharmaceuticals, Inc., a Delaware corporation.

(f) “Eligible Employee” means each person who, on the applicable Quarterly Grant Date, has been employed by the Company on a regular full-time basis for at least one (1) month. A person shall be considered employed on a regular full-time basis if he or she is customarily employed at least twenty (20) hours per week. Notwithstanding the foregoing, an Eligible Employee shall not include any Employee who, immediately after the grant of an Option, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary, or whose customary employment is not for more than five (5) months in any calendar year. In determining stock ownership, the rules of Code Sections 423 and 425 apply, and stock that the Eligible Employee may purchase under outstanding options is treated as stock owned by the Eligible Employee.

(g) “Exercise Date” means March 31, June 30, September 30 and December 31 of each calendar year.

(h) “Exercise Period” means for an Option the period of two (2) years commencing on the Quarterly Grant Date of such Option.

(i) “Fair Market Value Per Share of Common Stock” as of the applicable date means:

(i) If the Common Stock is listed on a national securities exchange or traded on the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding the applicable date;

(ii) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, and if sales prices are not regularly reported for the Common Stock for the ten (10) days referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the ten (10) days on which Common Stock was traded immediately preceding the applicable date; and

(iii) If the Common Stock is neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board in good faith determines.

Notwithstanding any other provision of the Plan, each determination made with respect to the Fair Market Value Per Share of Common Stock subject to an Option must satisfy the requirements of Code Section 423.

(j) “Grant Date” means each Quarterly Grant Date.

(l) “Option” means an option granted under this Plan that entitles a Participating Employee to purchase shares of Common Stock.

(m) “Option Price” means eighty-five (85%) percent of the lesser of the Fair Market Value Per Share of Common Stock as of the applicable Grant Date or the applicable Exercise Date.

(n) “Participating Employee” means an Eligible Employee who elects to make payroll deductions under Section 7.

(o) “Plan” means the Amended and Restated Panacos Pharmaceuticals, Inc. 1998 Employee Stock Purchase Plan as set forth herein and as it may be amended.

(p) “Quarterly Grant Date” means each January 1, April 1, July 1 and October 1 commencing with July 1, 1999.

3. Administration.

The Plan shall be administered by the Board, which, to the extent it may determine, can delegate its powers with respect to administration of the Plan (except its powers under Section 14(b)) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 14(b)) are deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board has the exclusive authority and discretion to construe and interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, determine the terms of the Options, and make all other factual and legal determinations necessary or appropriate in the administration of the Plan. The determination of the Board on all matters regarding the Plan shall be conclusive.

4. Maximum Number of Shares Available for Grant.

The aggregate number of shares of Common Stock available for grant as Options under Section 5(a) shall not exceed 165,000 shares of Common Stock, subject to adjustment under Section 10. Shares of Common Stock available for grant under the Plan may be authorized and issued shares, or shares now or hereafter held in the treasury of the Company. If any Option expires or is terminated, surrendered, or cancelled without being exercised, in whole or in part, the number of shares of Common Stock theretofore subject to the Option is again available for grant in an Option and does not reduce the aggregate number of shares of Common Stock available for grant as set forth in the first sentence of this Section.

5. Grant of Options.

(a) Each Participating Employee on a Quarterly Grant Date, commencing with the Quarterly Grant Date that occurs on July 1, 1999 and, subject to earlier termination of the Plan under Section 14, ending with the last Quarterly Grant Date on which shares of Common Stock are available for grant, is granted an Option that entitles him or her to purchase, at the applicable Option Price, the number of whole and fractional shares of Common Stock equal to five (5%) percent of the Participating Employee’s Compensation, not to exceed Five Thousand ($5,000) Dollars, divided by the Fair Market Value Per Share of Common Stock as of the applicable Quarterly Grant Date. Each Participating Employee on a Quarterly Grant Date shall receive an Option even if he or she is then the holder of an unexpired and unexercised Option granted on an earlier Quarterly Grant Date. The Quarterly Grant Date applicable to an Option granted pursuant to this paragraph (a) is the Grant Date of such Option.

(b) If the number of shares of Common Stock for which Options are granted under Section 5(a) exceeds the applicable number set forth in Section 4, then the Options granted under Section 5(a) to all Participating Employees shall, in a nondiscriminatory manner consistent with Section 13(c), be reduced in proportion to their respective Compensations.

(c) A Participating Employee’s Compensation means his or her regular annual rate of compensation as of the applicable Quarterly Grant Date. Such regular annual rate of compensation is to be determined by the Board in a nondiscriminatory manner consistent with Section 13.

6. Terms of Options.

(a) Each Option, unless sooner expired under Section 6(b) or (c), becomes exercisable on the Grant Date and is exercisable during the applicable Exercise Period. Each Option not exercised during its Exercise Period expires at the termination of the Exercise Period.

(b) An Option expires on the first to occur of the end of the applicable Exercise Period and the date that the employment of the Participating Employee with the Company terminates (as determined by the Board) for any reason other than death or disability.

(c) An Option expires on the first to occur of the end of the applicable Exercise Period and the date three (3) months after the date that the employment of the Participating Employee with the Company terminates by reason of a disability (as determined by the Board).

(d) If the employment of the Participating Employee with the Company terminates by reason of death, his or her Option expires at the end of the applicable Exercise Period.

7. Payroll Deductions.

(a) Each Eligible Employee may, within fifteen (15) days prior to each Quarterly Grant Date (the “Election Date”), elect in writing to make semiannual contributions to the Plan of payroll deductions from one (1%) percent to five (5%) per cent of his or her Compensation, not to exceed Five Thousand ($5,000) Dollars, pro-rata during the three month period commencing on each Quarterly Grant Date from each regularly scheduled paycheck in increments of one (1%) percent (i.e., 1%, 2%, 3%, etc.). If any payroll deduction would exceed the amount of any of an Eligible Employee’s paychecks, such Eligible Employee may make a direct payment by personal check in the amount of such excess.

(b) Unless he or she elects otherwise, a Participating Employee who is making payroll deductions prior to an Election Date is deemed to authorize the same payroll deduction as in effect on the day before such Election Date.

(c) A Participating Employee may at any time cease participation in the Plan by filing the appropriate form with the Company. The cessation will be effective as soon as practicable, whereupon no further payroll deductions are to be made. Payroll deductions and interest thereon not theretofore used for purchases are to be used for purchases under Section 8. Any former Participating Employee who ceased to participate may elect to participate in a subsequent calendar year if then eligible. A Participating Employee may at any time during the calendar year (but not more than four times) decrease his or her payroll deductions by filing the appropriate form with the Company, which decrease becomes effective with the first pay period of the first succeeding calendar quarter to which it may be practicably applied.

(d) The Company shall invest all payroll deductions in a federally insured money market account pending exercise of an Option, and shall credit each Participating Employee with the interest earned on his or her payroll deductions. The payroll deductions and the interest earned thereon are to be held in a separate account for each Participating Employee (the “Payroll Deduction Account”).

(e) If a Participating Employee makes a hardship withdrawal from a retirement plan or plan of deferred compensation with a cash or deferred arrangement under Code Section 401(k), the Participating Employee shall not make any payroll deduction contributions to this Plan for the twelve (12) months following of receipt of the hardship withdrawal.

(f) If Option(s) granted to a Participating Employee expire unexercised, or the Plan is terminated when a Participating Employee has unexercised Option(s), the funds held in his or her Payroll Deduction Account not theretofore used for purchases are to be refunded to the Participating Employee.

8. Exercise of Options and Payment for Common Stock.

On each Exercise Date the Company shall purchase for the Participating Employee, with the funds in his or her Payroll Deduction Account, the number of whole and fractional shares of Common Stock determined by dividing the amount in his or her Payroll Deduction Account by the Option Price. All shares so purchased are to be maintained in a separate account for each Participating Employee (the “Common Stock Account”). All dividends paid with respect to shares held in a Common Stock Account are to be credited to the Participating Employee’s Payroll Deduction Account and used for purchases of shares of Common Stock on the next Exercise Date.

9. Transferability.

No Option may be assigned, encumbered, pledged, transferred, or otherwise disposed of (whether voluntarily or involuntarily by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution. No Option is subject to attachment, execution, levy, or similar process. Any action not specifically permitted under this Section 9 is null and void and without effect. An Option may be exercised only by the Participating Employee during his or her lifetime, or under Section 6(d), by his or her estate or the person who acquires the right to exercise the Option by bequest or inheritance.

10. Adjustment Provisions.

The aggregate number of shares of Common Stock for which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price of each Option may all be appropriately adjusted as the Board determines for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 10 are to be made in the exclusive discretion of the Board, and its decision shall be conclusive.

11. Dissolution, Merger and Consolidation.

Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted under the Plan expires as of the effective date of such transaction; provided, however, that the Board must give at least thirty (30) days’ prior written notice of such event to each Participating Employee, during which time he or she has a right to exercise his or her wholly or partially unexercised Option and, subject to prior expiration under to Section 6(b) or (c), each Option becomes exercisable after receipt of such written notice and prior to the effective date of such transaction.

12. Limitation on Options.

Notwithstanding any other provision of the Plan:

(a) The Company intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan under Code Section 423. Any provisions required to be included in the Plan under Code Section 423 are included as though set forth in the Plan in full.

(b) No Participating Employee shall be granted an Option that permits his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company and its parent and subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand ($25,000) Dollars of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which the Option is outstanding at any time. Any Option is deemed to be modified to the extent necessary to satisfy this paragraph (b).

(c) All Eligible Employees and Participating Employees shall have the same rights and obligations under the Plan, except that the amount of Common Stock that may be purchased under Options granted on any Quarterly Grant Date must bear a uniform relationship to the Compensation of Participating Employees. All rules and determinations of the Board must be consistently applied to all persons in similar circumstances.

13. Other Provisions.

(a) Legal and Other Requirements. The obligations of the Company to purchase, sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended if deemed necessary or appropriate by the Company. Certificates for share of Common Stock issued hereunder may be legended as the Board determines appropriate.

(b) Termination and Amendment of Plan. The Board, without further action on the part of the stockholders of the Company, may at any time and from time to time alter, amend, or suspend the Plan or any Option granted hereunder, or may at any time terminate the Plan; except that the Board shall not (except to the extent provided in Section 10): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Options; or (iv) effect a change inconsistent with Code Section 423. Any action taken by the Board must not materially and adversely affect any outstanding Option without the consent of the holder thereof.

(c) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

(d) Withholding Taxes. Upon the exercise of any Option the Company has the right to require the optionee to remit to the Company an amount of cash sufficient to satisfy all federal, state, and local withholding tax requirements.

(e) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan confers upon any Eligible Employee, Participating Employee, or other optionee the right to be employed or continue in the employment of the Company, or affects any right that the Company may have to terminate the employment of any such person.

(f) Rights as a Stockholder. At the time funds from a Participating Employee’s Payroll Deduction Account are used to purchase shares of Common Stock, the Participating Employee has all the rights and privileges of a stockholder of the Company with respect to whole shares purchased under the Plan regardless of whether certificates representing whole shares have been issued.

(g) Leaves of Absence and Disability. The Board may make such rules, regulations, and determinations as it determines appropriate with respect to any leave absence taken by reason of a disability of any Eligible Employee or Participating Employee. Without limiting the generality of the foregoing, the Board may determine (i) whether or not any such leave of absence constitutes a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Options theretofore granted to any Participating Employee who takes a leave of absence.

(h) Notices. Every notice, election, or revocation authorized or required by the Plan is deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and is deemed delivered to an optionee (iii) on the date it is personally delivered to him or her, or (iv) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company. The Board may make such other rules for the delivery of notices, elections, or revocations as it determines appropriate.

(i) Applicable Law. All questions pertaining to the validity, construction, interpretation and administration of the Plan and Options granted hereunder are to be determined under the laws of Delaware to the extent not inconsistent with Code Section 423.

(j) Indemnification. The Company shall indemnify the Board and the Committee for all Claims arising from or related to any act or omission made in good faith in exercising their rights and performing their obligations under the Plan. For purposes of the Plan, Claims mean all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements. This indemnification survives termination of the Plan and any Option.

14. Term of this Plan.

No rights shall be granted under the Plan after March 26, 2018.

Exhibit C

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

PANACOS PHARMACEUTICALS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Panacos Pharmaceuticals, Inc.

2. The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article FOURTH in its entirety and substituting in lieu thereof the following:

“FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is sixty one million (61,000,000) shares, of which sixty million (60,000,000) shares will be shares of common stock, par value $0.01 per share (the “Common Stock”), and one million (1,000,000) shares shall be shares of preferred stock, par value $0.01 per shares (the “Preferred Stock”). Upon the effectiveness of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] (*) shares of the Common Stock issued and outstanding as of the date and time immediately preceding [                    ], 2008, the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or such other price as may be determined by the Corporation’s Board of Directors).”

3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective at 5:00 p.m., local time, on [                    ], 2008.

Signed this [                    ] day of [                    ], 2008.

By:
Name: Alan W. Dunton, M.D. Title: President and Chief Executive Officer

C-1

PROXY

PANACOS PHARMACEUTICALS, INC.

134 COOLIDGE AVENUE

WATERTOWN, MA 02472

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Dr. Alan W. Dunton and Ms. Jane Pritchett Henderson and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of the common stock of Panacos Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY on June 19, 2008 at 10:00 a.m. local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side, or, if no specification is made, FOR the election of the Class I directors, FOR the amendment and restatement of our 2005 Supplemental Equity Compensation Plan, FOR the amendment and restatement of our Amended and Restated 1998 Employee Stock Purchase Plan, FOR the amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of common stock at a ratio within the range of 1:3 to 1:10, FOR the amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, and in the judgment of each or either of the proxy holders as to any other matter that may properly come before the annual meeting or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

PANACOS PHARMACEUTICALS, INC.

June 19, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

MANAGEMENT RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS NO. 2, 3, 4, 5 AND 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. To elect the Class I Directors:			2. To approve the amendment and restatement of our Amended and Restated 2005 Supplemental Equity Compensation Plan.	☐	☐	☐

		NOMINEES:	3. To approve the amendment and restatement of our Amended and Restated 1998 Employee Stock Purchase Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	☐ Mr. Lerner ☐ Dr. Fischer	4. To approve the amendment to the Company’s restated certificate of incorporation to effect a reverse stock split or our common stock at a ratio within the range of 1:3 to 1:10.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		5. To approve the amendment to the Company’s restated certificate of incorporation to reduce the number of authorized shares of common stock.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)		6. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

7. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.